Exhibit 17(a)



                MERRILL LYNCH INVESTMENT MANAGERS FUNDS, INC.

                       Supplement dated October 25, 2002
                   to the Prospectus dated October 25, 2002

     The following information supplements the information contained in the section of the Prospectus entitled "Your Account -- Merrill Lynch Select Pricing(SM) System" and superseded such information for the period from October 25, 2002 through and including November 30, 2002:

     For the period from October 25, 2002 to November 30, 2002, purchases of Class B shares of the Fund will be subject to the four-year contingent deferred sales charge ("CDSC") schedule set forth below rather than the six-year CDSC schedule set forth in the Prospectus.

---------------------------------------------------------------------------
Years Since Purchase                                 Sales Charge*
---------------------------------------------------------------------------
  0-1                                                   4.0%
---------------------------------------------------------------------------
  1-2                                                   3.0%
---------------------------------------------------------------------------
  2-3                                                   2.0%
---------------------------------------------------------------------------
  3-4                                                   1.0%
---------------------------------------------------------------------------
  4 and thereafter                                      0.00
---------------------------------------------------------------------------

* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends or distributions are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

     Effective December 1, 2002, purchases of Class B shares will be subject to the six year CDSC schedule set forth in the Prospectus. This change will not affect your current holdings of Class B shares. Class B shares purchased prior to December 1, 2002 will continue to be subject to the four year CDSC schedule set forth above. If such Class B shares are exchanged for Class B shares of another fixed income fund, the four year CDSC schedule set forth above will continue to apply to the Class B shares received in the exchange. If such Class B shares were purchased prior to June 1, 2001, and are exchanged for Class B shares of a Merrill Lynch equity fund, a four-year CDSC schedule will apply to the Class B shares of the equity fund received in the exchange.

[LOGO] Merrill Lynch           Investment Managers             www.mlim.ml.com

Prospectus

October 25, 2002

Merrill Lynch Low Duration Fund
of Merrill Lynch Investment Managers Funds, Inc.

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

                                                           PAGE

[ICON]KEY FACTS
      ---------------------------------------------------------

      Merrill Lynch Low Duration Fund at a Glance             3

      Risk/Return Bar Chart                                   5

      Fees and Expenses                                       8

[ICON]DETAILS ABOUT THE FUND
      ---------------------------------------------------------

      How the Fund Invests                                   10

      Investment Risks                                       13

      Statement of Additional Information                    17

[ICON]YOUR ACCOUNT
      ---------------------------------------------------------

      Merrill Lynch Select Pricing(SM) System                18

      How to Buy, Sell, Transfer and Exchange Shares         24

      How Shares are Priced                                  28

      Participation in Fee-Based Programs                    28

[ICON]MANAGEMENT OF THE FUND
      ---------------------------------------------------------

      Fund Asset Management                                  31

      Master/Feeder Structure                                31

      Financial Highlights                                   33


[ICON]FOR MORE INFORMATION
      ---------------------------------------------------------

      Shareholder Reports                            Back Cover

      Statement of Additional Information            Back Cover

                        MERRILL LYNCH LOW DURATION FUND

Key Facts  [ICON]

In an effort to help you better
understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

U.S. Government Securities -- include
direct obligations issued by the U.S.
Treasury and securities issued or
guaranteed by U.S. government agencies
and instrumentalities.

Corporate Bonds -- debt securities
issued by corporations, as distinct from securities issued by a government or its agencies or instrumentalities.

Asset-Backed Securities -- bonds or
notes backed by loan paper or accounts
receivable originated by banks, credit
card companies or other providers of
credit.

Mortgage-Backed Securities -- securities that give the holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans, which in some cases are guaranteed by government agencies.

MERRILL LYNCH LOW DURATION FUND AT A GLANCE

-------------------------------------------

What is the Fund's stated investment objective?

The investment objective of the Fund is to maximize total return, consistent with preservation of capital.

What are the Fund's goals?

The Fund's main goal is total return -- it looks for securities that pay interest or dividends and that will increase in value. We cannot guarantee that the Fund will achieve its goals.

What are the Fund's main investment strategies?

The Fund invests in a diversified portfolio of bonds of different maturities, including U.S. government securities, corporate bonds, asset-backed securities and mortgage-backed securities. At least 70% of the Fund's investments must be securities rated A or better by a major rating agency. Up to 30% of its investments may be in securities rated BBB/Baa and up to 10% of its investments may be in securities rated below investment grade -- that is, rated below BBB/Baa (none below B). Fund Asset Management, L.P. (the "Investment Adviser") will invest the Fund's assets so that under normal circumstances at least 80% of its net assets plus borrowings for investment purposes are invested in bonds sufficient to have the Fund's duration be from one to three years. The Fund may actively and frequently trade its portfolio securities.

The Fund is a "feeder" fund that invests all of its assets in a corresponding "master" portfolio (the "Low Duration Master Portfolio") of Fund Asset Management Master Trust (the "Trust") which has the same objective as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Low Duration Master Portfolio. For simplicity, this prospectus uses the term "Fund" to include the Low Duration Master Portfolio of the Trust.

What are the main risks of investing in the Fund?

As with any fund, the value of the Fund's investments -- and therefore the value of Fund shares -- may fluctuate. These changes may occur in response to interest rate changes or other developments that may affect a particular issuer or obligation. Generally, when interest rates go up, the value of bonds goes down. The value of the Fund's shares also may be affected by market conditions and economic or political developments. The longer the duration of the Fund, the more the Fund's price will go down if interest rates go up. If the value of the Fund's investments goes down, you may lose money.

                       MERRILL LYNCH LOW DURATION FUND                        3

---------------------------------------------------------------------------

[ICON]  Key Facts

Duration -- a measure of how much the
price of a bond would change compared to a change in market interest rates. See page 10 for an example.

Prepayment Risk -- the risk that, when
interest rates fall, certain obligations will be paid off by the obligor more quickly than anticipated and the proceeds will be reinvested at lower interest rates.

Extension Risk -- the risk that, when
interest rates rise, certain obligations will be paid off more slowly by the obligor than anticipated and the value of these securities will fall.

Volatility -- the amount and frequency
of changes in a security's value.

"Junk" Bonds -- bonds with a credit
rating of BB/Ba or lower by rating
agencies.

Credit Risk -- the risk that the issuer
of bonds will be unable to pay the
interest or principal when due.

The Fund may invest in mortgage-backed and asset-backed securities. In addition to the normal bond risks, these securities are subject to prepayment risk and extension risk, and may involve more volatility than other bonds of similar maturities. The Fund also may invest in "junk" bonds, which have more credit risk and tend to be less liquid than higher-rated securities.

High portfolio turnover resulting from active and frequent trading results in higher mark ups and other transaction costs and can result in a greater amount of dividends from ordinary income rather than capital gains.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

See "Investment Risks" for more information about the risks associated with the Fund.

Who should invest?

Investors should consider their own investment goals, time horizon and risk tolerance before investing in the Fund. An investment in the Fund may not be appropriate for all investors and is not intended to be a complete investment program.

The Fund may be an appropriate investment for you if you:

  o  Are looking for an investment that provides income.

  o  Want a professionally managed and diversified portfolio.

  o Are willing to accept the risk that the value of your investment may decline as the result of interest rate movements in order to seek to maximize total return, consistent with the preservation of capital.

  o  Are prepared to receive taxable dividends.

4                       MERRILL LYNCH LOW DURATION FUND

---------------------------------------------------------------------------

RISK/RETURN BAR CHART
---------------------


The Fund is a feeder fund of the Low Duration Master Portfolio of the Trust. The Fund and the Low Duration Master Portfolio have identical investment objectives and policies and use the same portfolio management personnel.

The bar chart and tables shown below provide an indication of the risks of investing in the Fund. For periods prior to October 6, 2000, the bar chart and table are based upon performance of the other feeder funds which is the predecessor of the Low Duration Master Portfolio and the Fund. The bar chart shows changes in performance of the Class A shares of the Fund and its predecessor for each complete calendar year since the other feeder fund's inception. Sales charges are not reflected in the bar chart. The bar chart also does not reflect the annual operating expenses of the Fund for periods prior to October 6, 2000. If sales charges and the Fund's annual operating expenses were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Fund's shares for the periods shown with those of the Merrill Lynch 1-3 Year Corporate & Government Index and the Merrill Lynch 1-3 Year U.S. Treasury Note Index, each a broad measure of market performance. The average annual total returns of the Fund's shares are based on the performance of the Fund and its predecessor, adjusted for the sales charges shown in the fee table. How the Fund and its predecessor performed in the past (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

[GRAPHIC OMITTED]

During the period shown in the bar chart, the highest return for a quarter was 4.03% (quarter ended June 30, 1995) and the lowest return for a quarter was -0.09% (quarter ended December 31, 1998). The Fund's year-to-date return as of September 30, 2002 was 3.27%.

                       MERRILL LYNCH LOW DURATION FUND                        5


[ICON] Key Facts

Average Annual Total Returns (for the                       One         Five    Life of
calendar ended December 31, 2001)                          Year         Years     Fund
---------------------------------------------------------------------------------------------
  Merrill Lynch Low Duration Fund* -- Class A              4.49%        5.55%   6.84%(1)
---------------------------------------------------------------------------------------------
  Merrill Lynch Low Duration Fund* -- Class B              2.82%        N/A     4.35%(2)
---------------------------------------------------------------------------------------------
  Merrill Lynch Low Duration Fund* -- Class C              5.76%        N/A     6.61%(2)
---------------------------------------------------------------------------------------------
  Merrill Lynch Low Duration Fund* -- Class D              4.16%        N/A     5.12%(3)
---------------------------------------------------------------------------------------------
  Merrill Lynch 1-3 Yr. U.S. Corporate &
                Government Index**                         8.71%        6.73%   6.13%(4)
                                                                                7.65%(5)
                                                                                9.23%(6)
---------------------------------------------------------------------------------------------
  Merrill Lynch 1-3 Yr. U.S. Treasury
                Note Index***                              8.30%        5.59%   6.06%(4)
                                                                                9.04%(5)
                                                                                7.50%(6)
---------------------------------------------------------------------------------------------

* The performance is that of the Trust and its predecessor adjusted for the sales charges of each class of shares of the Fund. If the performance was also adjusted to reflect the expenses of the Fund, the returns shown might be lower.

** The Merrill Lynch 1-3 Year Corporate & Government Index is an unmanaged Index comprised of investment grade corporate bonds and Agency and U.S. Treasury securities with a maturity ranging from one to three years. Performance of the index does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.

*** The Merrill Lynch 1-3 year U.S. Treasury Note Index is an unmanaged index comprised of U.S. Treasury securities with maturities ranging from one to three years, which are guaranteed as to the timely payment of principal and interest by the U.S. government. The Fund invests in securities that are not reflected in the Index or guaranteed. Performance of the index does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.

(1)  Since May 18, 1993.
(2)  Since October 6, 2000.
(3)  Since September 24, 1999.
(4)  Since May 31, 1993.
(5)  Since October 31, 2000.
(6)  Since September 30, 1999.

6                       MERRILL LYNCH LOW DURATION FUND

The table below compares the average annual total returns of the Fund's shares with those of the Merrill Lynch 1-3 Yr. U.S. Treasury Note Index and the Merrill Lynch 1-3 Yr. Corporate & Government Index for the periods indicated. After-tax returns are shown only for Class A shares and will vary for other classes. The after-tax returns are calculated using the historical highest marginal Federal individual income tax rates in effect during the periods measured and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investors tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts or through tax advantaged education savings accounts.

Average Annual Total Returns (for the                          One Life of
periods ended December 31, 2001)                              Year   Fund
---------------------------------------------------------------------------
  Merrill Lynch Low Duration Fund -- Class A
  Return Before Taxes                                         4.49%  5.08%
  Return After Taxes on Distributions*                        2.28%  2.93%
  Return After Taxes on Distributions and Sale of Fund Shares*2.70%  2.99%
---------------------------------------------------------------------------
  Merrill Lynch Low Duration Fund -- Class B
  Return Before Taxes                                         2.82%  4.35%
---------------------------------------------------------------------------
  Merrill Lynch Low Duration Fund -- Class C
  Return Before Taxes                                         5.76%  6.61%
---------------------------------------------------------------------------
  Merrill Lynch Low Duration Fund -- Class D
  Return Before Taxes                                         4.16%  4.76%
---------------------------------------------------------------------------
  Merrill Lynch 1-3 Yr. U.S. Treasury Note Index**            8.30%  9.04%++
---------------------------------------------------------------------------
  Merrill Lynch 1-3 Yr. Corporate & Government Index***       8.71%  9.23%++
---------------------------------------------------------------------------

*    Includes all applicable fees and sales charges.

** The Merrill Lynch 1-3 year U.S. Treasury Note Index is an unmanaged index comprised of U.S. Treasury securities with maturities ranging from one to three years, which are guaranteed as to the timely payment of principal and interest by the U.S. government. The Fund invests in securities that are not reflected in the Index or guaranteed. Performance of the index does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.

*** The Merrill Lynch 1-3 Year Corporate & Government Index is an unmanaged Index comprised of investment grade corporate bonds and Agency and U.S. Treasury securities with a maturity ranging from one to three years. Performance of the index does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.

+    Fund inception date is October 6, 2000.

++    Since October 31, 2000.

                       MERRILL LYNCH LOW DURATION FUND                        7

[ICON] Key Facts

UNDERSTANDING EXPENSES

Fund investors pay various fees and
expenses, either directly or indirectly.
Listed below are some of the main types
of expenses that the Fund may charge:

Expenses paid directly by the
shareholder:

Shareholder Fees -- these include sales
charges which you may pay when you buy
or sell shares of the Fund.

Expenses paid indirectly by the
shareholder:

Annual Fund Operating Expenses --
expenses that cover the costs of
operating the Fund.

Management Fee -- a fee paid to the
Investment Adviser for managing the
Trust.

Distribution Fees -- fees used to
support the Fund's marketing and
distribution efforts, such as
compensating Financial Advisors and
other financial intermediaries,
advertising and promotion.

Service (Account Maintenance) Fees --
fees used to compensate securities
dealers and other financial
intermediaries for account maintenance
activities.

FEES AND EXPENSES

The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Advisor can help you with this decision.

This table shows the different fees and expenses that you may pay if you buy and hold the different classes of shares of the Fund. Future expenses may be greater or less than those indicated below.



 Shareholder Fees (fees paid directly from
 your investment)(a):                                 Class A      Class B(b) Class C   Class D
-----------------------------------------------------------------------------------------------------
   Maximum Sales Charge (Load) imposed on
   purchases (as a percentage of offering price)        3.00%(c)        None    None     3.00%(c)
-----------------------------------------------------------------------------------------------------
   Maximum Deferred Sales Charge (Load)
   (as a percentage of original purchase price or
   redemption proceeds, whichever is lower)             None(d)       4.00%(c)  1.00%(c)   None(d)
-----------------------------------------------------------------------------------------------------
   Sales Charge (Load) imposed on
   Dividend Reinvestments                               None            None    None       None
-----------------------------------------------------------------------------------------------------
   Redemption Fee                                       None            None    None       None
-----------------------------------------------------------------------------------------------------
   Exchange Fee                                         None            None    None       None
-----------------------------------------------------------------------------------------------------
   Maximum Account Fee                                  None            None    None       None
-----------------------------------------------------------------------------------------------------
 Annual Fund Operating Expenses (expenses that are
 deducted from Fund assets)(e):
-----------------------------------------------------------------------------------------------------
   Management Fees(f)                                   0.21%           0.21%   0.21%       0.21%
-----------------------------------------------------------------------------------------------------
   Distribution and/or Service (12b-1) Fees(g)          None            0.90%   0.90%       0.25%
-----------------------------------------------------------------------------------------------------
   Other Expenses (including transfer agency
   and administrative fees)(h)                          0.57%           0.59%   0.57%       0.56%
-----------------------------------------------------------------------------------------------------
 Total Annual Fund Operating Expenses                   0.78%           1.70%   1.68%       1.02%
-----------------------------------------------------------------------------------------------------

(a) In addition, Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or redeems shares. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares."

(b) Class B shares automatically convert to Class D shares about ten years after you buy them and will no longer be subject to distribution fees.

(c)    Some investors may qualify for reductions in the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) The fees and expenses include both the expenses of the Fund and the Fund's share of the expenses of the Low Duration Master Portfolio.

(f)    Paid by the Low Duration Master Portfolio.

(g) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used in this prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(h) Includes administrative fees, which are payable to the Investment Adviser by the Fund at the annual rate of 0.25% of the Fund's average daily net assets.

8                        MERRILL LYNCH LOW DURATION FUND

Examples:

The examples below are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same except for the expense reimbursement in effect for the first year. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:

                1 Year          3 Years        5 Years         10 Years
----------------------------------------------------------------------------
Class A         $377            $542           $  720            $1,237
----------------------------------------------------------------------------
Class B         $573            $836           $1,123            $2,009
----------------------------------------------------------------------------
Class C         $271            $530           $  913            $1,987
----------------------------------------------------------------------------
Class D         $401            $615           $  846            $1,510
----------------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

                1 Year          3 Years        5 Years         10 Years

----------------------------------------------------------------------------
Class A         $377            $542           $  720            $1,237
----------------------------------------------------------------------------
Class B         $173            $536           $  923            $2,009
----------------------------------------------------------------------------
Class C         $171            $530           $  913            $1,987
----------------------------------------------------------------------------
Class D         $401            $615           $  846            $1,510
----------------------------------------------------------------------------



                       MERRILL LYNCH LOW DURATION FUND                      9

Details About the Fund [ICON]

ABOUT THE PORTFOLIO
MANAGEMENT TEAM

The Fund is managed by a team of
investment professionals.

Patrick Maldari has been a Managing
Director at MLIM since 1999, head of the Total Return Investment Team at MLIM since 2001 and has been a Portfolio
Manager at MLIM since 1987.

James J. Pagano has been a Vice
President at MLIM since 1997 and a
Portfolio Manager with the Total Return
Team since 2001.

John Burger has been a Director at MLIM
since 1996 and head of the Corporate
Total Return Investment Team at MLIM
since 2001.

Frank Viola has been a Managing Director and head of the Structured Products
Investment Team at MLIM since 2001 and
has been a Portfolio Manager at MLIM
since 1997.

HOW THE FUND INVESTS
--------------------

The Fund's investment objective is to maximize total return, consistent with capital preservation. The Fund invests in bonds with a portfolio duration of one to three years. The total rate of return for the Fund is expected to rise and fall less than a longer duration bond fund.

Types of Investments

The Fund seeks to achieve its objective by investing mainly in investment grade, interest-bearing securities of varying maturities. These include:

  o    U.S. Government securities

  o    preferred stocks

  o    mortgage-backed and other asset-backed securities

  o    corporate bonds

  o    bonds that are convertible into stocks

Under normal circumstances, the Fund invests at least 80% of its net assets plus borrowings for investment purposes in bonds sufficient to have the Fund's duration be from one to three years.

The Investment Adviser sells securities to manage portfolio duration, yield curve exposure, sector exposure, diversification and credit quality.

Ratings Limitations

  o at least 70% of total assets rated at least A or, if short-term, the second highest quality grade, by a major rating agency such as Moody's Investors Service ("Moody's") or Standard & Poor's ("S&P")

  o    up to 30% of total assets rated Baa by Moody's or BBB by S&P


  o up to 10% of total assets rated below investment grade (below Baa/BBB), but none below B

The Investment Adviser can invest in unrated securities and will assign them the rating of a rated security of comparable quality. After the Fund buys a security, it may be given a lower rating or stop being rated. This will not require the Fund to sell it, but the Investment Adviser will consider the change in rating in deciding whether to keep the security.

10                       MERRILL LYNCH LOW DURATION FUND

ABOUT THE INVESTMENT ADVISER


The Fund is managed by Fund Asset
Management, L.P.


Maturity and Duration Requirements

Maturity -- The effective maturity of a bond is the weighted average period over which principal is expected to be repaid. Stated maturity is the date when the issuer is scheduled to make the final payment of principal. Effective maturity is different than stated maturity because it estimates the effect of expected principal prepayments and call provisions.

Duration -- Duration measures the potential volatility of the price of a bond or a portfolio of bonds prior to maturity. Duration is the magnitude of the change in price of a bond relative to a given change in the market interest rate. Duration incorporates a bond's yield, coupon interest payments, final maturity, call and put features and prepayment exposure into one measure.

For any bond with interest payments occurring before principal is repaid, duration is ordinarily less than maturity. Generally, the lower the stated or coupon rate of interest of a bond, the longer the duration. The higher the stated or coupon rate of interest of a bond, the shorter the duration. The calculation of duration is based on estimates.

Duration is a tool to measure interest rate risk. Assuming a 1% change in interest rates and the duration shown below, the Fund's price would change as follows:

Duration                        Change in Interest Rates

----------------------------------------------------------------------------
   2 yrs.                       1% decline -- 2% gain in Fund price
----------------------------------------------------------------------------
                                1% rise -- 2% decline in Fund price
----------------------------------------------------------------------------

Other factors such as changes in credit quality, prepayments, the shape of the yield curve and liquidity affect the price of the Fund and may correlate with changes in interest rates. These factors can increase swings in the Fund's share price during periods of volatile interest rate changes.

Portfolio Turnover

As a result of the strategies described above, the Fund may have an annual portfolio turnover rate above 100%. Portfolio turnover is generally the percentage found by dividing the lesser of portfolio purchases or sales by the monthly average value of the portfolio. High portfolio turnover (100% or more) results in higher mark ups and other transaction costs and can affect the Fund's performance. It also can result in a greater amount of dividends as ordinary income rather than long-term capital gains.

                      MERRILL LYNCH LOW DURATION FUND                        11

[ICON] Details About the Fund

Other Investments

In addition to these principal investments, the Fund also may invest in:

     o bank certificates of deposit, fixed time deposits and bankers' acceptances

     o repurchase agreements, reverse repurchase agreements and dollar rolls

     o obligations of foreign governments or their subdivisions, agencies and instrumentalities

     o    obligations of international agencies or supra-national entities

     o    municipal bonds

Foreign Bonds

The Fund may invest in foreign bonds as follows:

     o up to 25% of total assets in foreign bonds that are denominated in U.S. dollars

     o up to 15% of total assets in foreign bonds that are not denominated in U.S. dollars

     o    up to 15% of total assets in emerging market foreign bonds

Money Market Investments

To meet redemptions and when waiting to invest cash receipts, the Fund may invest in short-term, investment grade bonds, money market mutual funds and other money market instruments.

Temporary Defensive Investments

The Fund temporarily can invest up to 100% of its assets in short-term, investment grade bonds and other money market instruments in response to adverse market, economic or political conditions. The Fund may not achieve its objective using this type of investing.

12                       MERRILL LYNCH LOW DURATION FUND

INVESTMENT RISKS
-------------------------------------------------------------------------

This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its goals or that the Fund's performance will be positive for any period of time.

The Fund's principal risks are listed below:

Market and Selection Risk -- Market risk is the risk that the market will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the investments that the Investment Adviser selects will underperform the market or other funds with similar investment objectives and investment strategies.

Mortgage-Backed Securities -- Mortgage-backed securities are the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated. Prepayment reduces the yield to maturity and average life of mortgage-backed securities. In addition, when the Fund reinvests the proceeds of a prepayment, it may receive a lower interest rate than the rate on the security that was prepaid. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as extension risk.

Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other bonds. Small movements in interest rates (both up and down) may quickly and significantly reduce the value of certain mortgage-backed securities.

Asset-Backed Securities -- Like traditional bonds, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when the Fund reinvests the proceeds of a prepayment, it may receive a lower interest rate than the rate on the security that was prepaid. In a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average maturity of the Fund's portfolio will increase. The value of long-term securities changes more widely in response to changes in interest rates than shorter-term securities.

                      MERRILL LYNCH LOW DURATION FUND                      13

[ICON] Details About the Fund

Credit Risk -- Credit risk is the risk that the issuer of bonds will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and on the terms of the specific bonds.

Interest Rate Risk -- Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase.

Call and Redemption Risk -- Investments in bonds carry the risk that a bond's issuer will call the bond for redemption prior to the bond's maturity. If there is an early call of a bond, the Fund may lose income and may have to invest the proceeds of the redemption in bonds with lower yields than the called bond. These risks are similar to prepayment risk.

Junk Bonds -- Junk bonds are bonds that are rated below investment grade by the major rating agencies or are unrated securities that the Fund's Investment Adviser believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Fund. Junk bonds generally are less liquid and experience more price volatility than higher rated bonds. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.

The Fund also may be subject to the following risks:

When-Issued Securities, Delayed-Delivery Securities and Forward Commitments -- When-issued and delayed-delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery. There is also the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price. When-issued and delayed-delivery securities also involve the risk that the yields available in the market when delivery takes place may be higher than those fixed in the transaction at the time of commitment. If this happens, the value of the when-issued or delayed-delivery security will generally decline.

Variable Rate Demand Obligations -- These are floating rate securities that consist of an interest in a long-term bond and the conditional right to demand payment prior to the bond's maturity from a bank or other financial institution. If the bank or other

14                       MERRILL LYNCH LOW DURATION FUND
financial institution is unable to pay on demand, the Fund may be adversely affected. In addition, these securities are subject to credit risk.

Indexed and Inverse Floating Rate Securities -- The Fund may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Fund may also invest in securities whose return is inversely related to changes in an interest rate ("inverse floaters"). In general, inverse floaters change in value in a manner that is opposite to most bonds -- that is, interest rates on inverse floaters will decrease when short-term rates increase and increase when short-term rates decrease. Investments in indexed securities and inverse floaters may subject the Fund to the risk of reduced or eliminated interest payments. Investments in indexed securities also may subject the Fund to loss of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Fund's investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate securities. Both indexed securities and inverse floaters can be derivative securities and can be considered speculative.

Sovereign Debt -- The Fund may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt subject the Fund to the risk that a government entity may delay or refuse to pay interest or repay principal on its sovereign debt. Some of these reasons may include cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of its debt position to its economy or its failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay.

Corporate Loans -- Corporate loans are subject to the risk of loss of principal and income. Borrowers do not always provide collateral for corporate loans and the value of the collateral may not completely cover the borrower's obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Fund's rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a

                      MERRILL LYNCH LOW DURATION FUND                        15

[ICON] Details About the Fund

corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

Convertible Securities -- Convertibles are generally bonds or preferred stocks that may be converted into common stock. Convertibles typically pay current income, as either interest (bond convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like regular bonds; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Foreign Market Risk -- The Fund may invest in companies located in countries other than the United States. This may expose the Fund to risks associated with foreign investments.

     o The value of holdings traded outside the United States (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.

     o The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions.


     o Foreign holdings may be adversely affected by foreign government action.

     o International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect those holdings.

Securities Lending -- The Fund may lend securities with a value up to 33 1/3% of its assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

Derivatives -- The Fund may use derivatives. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil) or an index such as the S&P 500. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than

16                       MERRILL LYNCH LOW DURATION FUND
other types of instruments. Derivatives are volatile and involve significant risks, including:

     Leverage Risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

     Credit Risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

     Currency Risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

     Liquidity Risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

     Index Risk -- if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index) may create leverage to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

STATEMENT OF ADDITIONAL INFORMATION
-----------------------------------------------------------------------------

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

                      MERRILL LYNCH LOW DURATION FUND                    17

Your Account [ICON]

MERRILL LYNCH SELECT PRICING(SM) SYSTEM

The Fund offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents the same ownership interest in the same investment portfolio. When you choose your class of shares you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class A or Class D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.65% and an account maintenance fee of 0.25%. Because these fees are paid out of Fund assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

The Fund's shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch.


18                       MERRILL LYNCH LOW DURATION FUND

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.

                     Class A                          Class B                        Class C
-----------------------------------------------------------------------------------------------------------------

Availability         Limited to certain investors     Generally available through    Generally available through
                     including:                       Merrill Lynch. Limited         Merrill Lynch. Limited
                     o  Current Class A               availability through           availability through
                        shareholders                  selected securities dealers    selected securities dealers
                     o  Certain Retirement            and other financial            and other financial
                        Plans                         intermediaries.                intermediaries.
                     o  Participants in
                        certain Merrill
                        Lynch-sponsored
                        programs
                     o  Certain affiliates of
                        Merrill Lynch, selected
                        securities dealers and
                        other financial
                        intermediaries.

-----------------------------------------------------------------------------------------------------------------

Initial Sales        Yes. Payable at time of          No. Entire purchase price is   No. Entire purchase price is
Charge?              purchase. Lower sales charges    invested in shares of the      invested in shares of the
                     available for larger             Fund.                          Fund.
                     investments.
-----------------------------------------------------------------------------------------------------------------
Deferred Sales       No. (May be charged              Yes. Payable if you            Yes. Payable if you redeem
Charge?              for purchases over               redeem within six years of     within one year of purchase.
                     $1 million that are redeemed     purchase.
                     within
                     one year.)
-----------------------------------------------------------------------------------------------------------------
Account              No.                              0.25% Account Maintenance      0.25% Account Maintenance
Maintenance and                                             Fee.                           Fee.
Distribution Fees?                                    0.65% Distribution Fee.        0.65% Distribution Fee.
-----------------------------------------------------------------------------------------------------------------
Conversion to        No.                              Yes, automatically after       No.
Class D shares?                                       approximately ten years.
-----------------------------------------------------------------------------------------------------------------



                     Class D
-------------------------------------------------

Availability         Generally available through
                     Merrill Lynch. Limited
                     availability through
                     selected securities dealers
                     and other financial
                     intermediaries.










-------------------------------------------------

Initial Sales        Yes. Payable at time of
Charge?              purchase. Lower sales
                     charges available for larger
                     investments.
-------------------------------------------------
Deferred Sales       No. (May be charged for
Charge?              purchases over $1 million
                     that are redeemed within
                     one year.)

-------------------------------------------------
Account              0.25% Account Maintenance
Maintenance and      Fee.
Distribution Fees?   No Distribution Fee.
-------------------------------------------------
Conversion to        N/A
Class D shares?
-------------------------------------------------

                      MERRILL LYNCH LOW DURATION FUND                   19

[ICON] Your Account

Right of Accumulation -- permits you to
pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill
Lynch mutual funds that offer Select
Pricing SM options.

Letter of Intent -- permits you to pay
the sales charge that would be
applicable if you add up all shares of
Merrill Lynch Select Pricing(SM) System
funds that you agree to buy within a 13
month period. Certain restrictions
apply.

Class A and Class D Shares -- Initial Sales Charge Options

If you select Class A or Class D shares, you will pay a sales charge at the time of purchase as shown in the following table.

                                                            Dealer
                                                         Compensation
                        As a % of      As a % of Your      as a % of
Your Investment       Offering Price    Investment*     Offering Price
----------------------------------------------------------------------
 Less than $50,000        3.00%            3.09%            2.50%
----------------------------------------------------------------------
 $50,000 but less
 than $100,000            2.50%            2.56%            2.00%
----------------------------------------------------------------------
 $100,000 but less
 than $250,000            2.00%            2.04%            1.75%
----------------------------------------------------------------------
 $250,000 but less
 than $500,000            1.50%            1.52%            1.25%
----------------------------------------------------------------------
 $500,000 but less
 than $1,000,000          1.25%            1.27%            1.00%
----------------------------------------------------------------------
 $1,000,000 but less
 than $2,000,000**        0.00%            0.00%            0.50%
----------------------------------------------------------------------
 $2,000,000 and over**    0.00%            0.00%            0.25%
----------------------------------------------------------------------

     *    Rounded to the nearest one-hundredth percent.

    ** If you invest $1,000,000 or more in Class A or Class D shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A or Class D shares by certain employer-sponsored retirement or savings plans.

No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends or distributions.

A reduced or waived sales charge on a purchase of Class A or Class D shares may apply for:

     o    Purchases under a Right of Accumulation or Letter of Intent.

     o    TMA(SM) Managed Trusts.

     o    Certain Merrill Lynch investment or central asset accounts.

     o    Certain employer-sponsored retirement or savings plans.

20                       MERRILL LYNCH LOW DURATION FUND

     o Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances.

     o Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees.

     o Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates.

Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Advisor can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A shares since Class D shares are subject to an account maintenance fee, while Class A shares are not.

If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary or contact the Fund's Transfer Agent at 1-800-MER-FUND.

Class B and Class C Shares -- Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.65% and account maintenance fees of 0.25% on both Class B and Class C shares each year under a distribution plan that the Fund has adopted under Rule 12b-1 of the Investment Company Act of 1940. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

                      MERRILL LYNCH LOW DURATION FUND                         21

[ICON] Your Account

Class B Shares

If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

             Years Since Purchase      Sales Charge*
             ---------------------------------------
                0 - 1                      4.00%
             ---------------------------------------
                1 - 2                      4.00%
             ---------------------------------------
                2 - 3                      3.00%
             ---------------------------------------
                3 - 4                      3.00%
             ---------------------------------------
                4 - 5                      2.00%
             ---------------------------------------
                5 - 6                      1.00%
             ---------------------------------------
                6 and thereafter           0.00%
             ---------------------------------------

     * The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends or distributions are not subject to a deferred sales charge. For shares acquired before December 1, 2002, the four-year deferred sales charge schedule in effect at that time will apply. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply, if any would apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

     o Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

     o Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts and certain retirement plan rollovers

     o Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates or in connection with involuntary termination of an account in which Fund shares are held

     o Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year of death or disability or, if later, reasonably promptly following completion of probate

22                       MERRILL LYNCH LOW DURATION FUND

     o Withdrawal through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established.

Your Class B shares convert automatically into Class D shares approximately ten years after purchase. Any Class B shares received through reinvestment of dividends or distributions paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for Federal income tax purposes.

Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed-income fund convert approximately ten years after purchase compared to approximately eight years for equity funds. If you exchange Class B shares with an eight-year conversion schedule for Class B shares with a ten-year conversion schedule, or vice versa, the conversion schedule applicable to the Class B shares acquired in the exchange will apply. If you acquire your Class B shares in an exchange from another fund, the Fund's ten year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of another fund, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends or distributions. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.

                      MERRILL LYNCH LOW DURATION FUND                         23

[ICON] Your Account


HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
-----------------------------------------------------------------------------

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment advisor, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.

Because of the high costs of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts ("UGMA/UTMA accounts").

24                       MERRILL LYNCH LOW DURATION FUND



If You Want to        Your Choices                                   Information Important for You to Know
---------------------------------------------------------------------------------------------------------------

Buy Shares             First, select the share class                 Refer to the Merrill Lynch Select
                       appropriate for you                           Pricing (SM) table on page 19. Be
                                                                     sure to read this prospectus
                                                                     carefully.

                      -----------------------------------------------------------------------------------------
                      Next, determine the amount of your             The minimum initial investment for
                      investment                                     the Fund is $1,000 for all accounts
                                                                     except:
                                                                     * $500 for Employee Access(SM)
                                                                       Accounts
                                                                     * $250 for certain Merrill Lynch
                                                                       fee-based programs
                                                                     * $100 for retirement plans
                                                                     (The minimums for initial
                                                                     investments may be waived under
                                                                     certain circumstances.)


                      -----------------------------------------------------------------------------------------

                      Have your Merrill Lynch Financial              The price of your shares is based
                      Advisor or securities dealer submit            on the next calculation of net
                      your purchase order                            asset value after receipt of your
                                                                     order. Any purchase orders received
                                                                     prior to the close of regular
                                                                     trading on the New York Stock
                                                                     Exchange (generally 4:00 p.m.
                                                                     Eastern time) will be priced at the
                                                                     net asset value determined that
                                                                     day. Certain financial
                                                                     intermediaries, however, may
                                                                     require submission of orders prior
                                                                     to that time.


                                                                     Purchase orders received after that
                                                                     time will be priced at the net
                                                                     asset value determined on the next
                                                                     business day. The Fund may reject
                                                                     any order to buy shares and may
                                                                     suspend the sale of shares at any
                                                                     time. Selected securities dealers
                                                                     or other financial intermediaries,
                                                                     including Merrill Lynch, may charge
                                                                     a processing fee to confirm a
                                                                     purchase. Merrill Lynch currently
                                                                     charges a fee of $5.35.

                      ---------------------------------------------------------------------------------------

                      Or contact the Transfer Agent                  To purchase shares directly, call
                                                                     the Transfer Agent at
                                                                     1-800-MER-FUND and request a
                                                                     purchase application. Mail the
                                                                     completed purchase application to
                                                                     the Transfer Agent at the address
                                                                     on the inside back cover of this
                                                                     prospectus.
--------------------------------------------------------------------------------------------------------------
Add to Your           Purchase additional shares                     The minimum investment for
Investment                                                           additional purchases is generally
                                                                     $50 except that retirement plans
                                                                     have a minimum additional purchase
                                                                     of $1 and certain programs, such as
                                                                     automatic investment plans, may
                                                                     have a higher minimum.

                                                                     (The minimum for additional
                                                                     purchases may be waived under
                                                                     certain circumstances.)
                      -----------------------------------------------------------------------------------------
                      Acquire additional shares through              All dividends and capital gains
                      the automatic dividend reinvestment            distributions are automatically
                      plan                                           reinvested without a sales charge.
                      -----------------------------------------------------------------------------------------
                      Participate in the automatic                   You may invest a specific amount on
                      investment plan                                a periodic basis through certain
                                                                     Merrill Lynch investment or central
                                                                     asset accounts.

---------------------------------------------------------------------------------------------------------------


                 MERRILL LYNCH LOW DURATION FUND                             25

[ICON] Your Account


If You Want to        Your Choices                                   Information Important for You to Know
---------------------------------------------------------------------------------------------------------------
Transfer Shares to    Transfer to a participating                    You may transfer your Fund shares
Another Securities    securities dealer or other                     only to another securities dealer
Dealer or Other       financial intermediary                         or other financial intermediary
Financial Intermediary                                               that has entered into an agreement
                                                                     with the Distributor. Certain
                                                                     shareholder services may not be
                                                                     available for the transferred
                                                                     shares. You may only purchase
                                                                     additional shares of funds
                                                                     previously owned before the
                                                                     transfer. All future trading of
                                                                     these assets must be coordinated by
                                                                     the receiving firm.
                      -----------------------------------------------------------------------------------------
                      Transfer to a non-participating                You must either:
                      securities dealer or other financial              o  Transfer your shares to
                      intermediary                                         an account with the
                                                                           Transfer Agent; or
                                                                        o  Sell your shares, paying
                                                                           any applicable deferred
                                                                           sales charge.
---------------------------------------------------------------------------------------------------------------
Sell Your Shares      Have your Merrill Lynch Financial              The price of your shares is based
                      Advisor, selected securities dealer            on the next calculation of net
                      or other financial intermediary                asset value after receipt of your
                      submit your sales order                        order. You must submit your request
                                                                     to your dealer or other financial
                                                                     intermediary prior to that day's
                                                                     close of regular trading on the New
                                                                     York Stock Exchange (generally 4:00
                                                                     p.m. Eastern time). Certain
                                                                     financial intermediaries, however,
                                                                     may require submission of orders
                                                                     prior to that time. Any redemption
                                                                     request placed after that time will
                                                                     be priced at the net asset value at
                                                                     the close of business on the next
                                                                     business day. Securities dealers or
                                                                     other financial intermediaries,
                                                                     including Merrill Lynch, may charge
                                                                     a fee to process a redemption of
                                                                     shares. Merrill Lynch currently
                                                                     charges a fee of $5.35. No
                                                                     processing fee is charged if you
                                                                     redeem shares held by the Transfer
                                                                     Agent. The Fund may reject an order
                                                                     to sell shares under certain
                                                                     circumstances.
                      -----------------------------------------------------------------------------------------
                      Sell through the Transfer Agent                You may sell shares held at the
                                                                     Transfer Agent by writing to the
                                                                     Transfer Agent at the address on
                                                                     the inside back cover of this
                                                                     prospectus. All shareholders on the
                                                                     account must sign the letter. A
                                                                     signature guarantee generally will
                                                                     be required but may be waived in
                                                                     certain limited circumstances. You
                                                                     can obtain a signature guarantee
                                                                     from a bank, securities dealer,
                                                                     securities broker, credit union,
                                                                     savings association, national
                                                                     securities exchange or registered
                                                                     securities association. A notary
                                                                     public seal will not be acceptable.
                                                                     If you hold stock certificates,
                                                                     return the certificates with the
                                                                     letter. The Transfer Agent will
                                                                     normally mail redemption proceeds
                                                                     within seven days following receipt
                                                                     of a properly completed request. If
                                                                     you make a redemption request
                                                                     before the Fund has collected
                                                                     payment for the purchase of shares,
                                                                     the Fund or the Transfer Agent may
                                                                     delay mailing your proceeds. This
                                                                     delay will usually not exceed ten
                                                                     days. You may also sell shares held
                                                                     by the Transfer Agent by telephone
                                                                     request if the amount being sold is
                                                                     less than $50,000 and if certain
                                                                     other conditions are met. Contact
                                                                     the Transfer Agent at
                                                                     1-800-MER-FUND for details.
---------------------------------------------------------------------------------------------------------------

26                     MERRILL LYNCH LOW DURATION FUND




If You Want to        Your Choices                                   Information Important for You to Know
---------------------------------------------------------------------------------------------------------------
Sell Shares           Participate in the Fund's                      You can choose to receive
Systematically        Systematic Withdrawal Plan                     systematic payments from your Fund
                                                                     account either by check or through
                                                                     direct deposit to your bank account
                                                                     on a monthly or quarterly basis. If
                                                                     you have a Merrill Lynch CMA (R)
                                                                     Retirement Account you can arrange
                                                                     for systematic redemptions of a
                                                                     fixed dollar amount on a monthly,
                                                                     bi-monthly, quarterly, semi-annual
                                                                     or annual basis, subject to certain
                                                                     conditions. Under either method you
                                                                     must have dividends and other
                                                                     distributions automatically
                                                                     reinvested. For Class B and Class C
                                                                     shares your total annual
                                                                     withdrawals cannot be more than 10%
                                                                     per year of the value of your
                                                                     shares at the time your plan is
                                                                     established. The deferred sales
                                                                     charge is waived for systematic
                                                                     redemptions. Ask your Merrill Lynch
                                                                     Financial Advisor or other
                                                                     financial intermediary for details.

---------------------------------------------------------------------------------------------------------------
Exchange              Select the fund into which you want            You can exchange your shares of the
Your Shares           to exchange. Be sure to read that              Fund for shares of many other
                      fund's prospectus                              Merrill Lynch mutual funds. You
                                                                     must have held the shares used in the
                                                                     exchange for at least 15 calendar
                                                                     days before you can exchange to
                                                                     another fund.


                                                                     Each class of Fund shares is
                                                                     generally exchangeable for shares
                                                                     of the same class of another
                                                                     Merrill Lynch fund. If you own
                                                                     Class A shares and wish to exchange
                                                                     into a fund in which you have no
                                                                     Class A shares (and are not
                                                                     eligible to purchase Class A
                                                                     shares), you will exchange into
                                                                     Class D shares.


                                                                     Some of the Merrill Lynch mutual
                                                                     funds impose a different initial or
                                                                     deferred sales charge schedule. If
                                                                     you exchange Class A or Class D
                                                                     shares for shares of a fund with a
                                                                     higher initial sales charge than
                                                                     you originally paid, you will be
                                                                     charged the difference at the time
                                                                     of exchange. If you exchange Class
                                                                     B shares for shares of a fund with
                                                                     a different deferred sales charge
                                                                     schedule, the higher schedule will
                                                                     generally apply. The time you hold
                                                                     Class B or Class C shares in both
                                                                     funds will count when determining
                                                                     your holding period for calculating
                                                                     a deferred sales charge at
                                                                     redemption. If you exchange Class A
                                                                     or Class D shares for money market
                                                                     fund shares, you will receive Class
                                                                     A shares of Summit Cash Reserves
                                                                     Fund. Class B or Class C shares of
                                                                     the Fund will be exchanged for
                                                                     Class B shares of Summit.


                                                                     To exercise the exchange privilege
                                                                     contact your Merrill Lynch
                                                                     Financial Advisor or other
                                                                     financial intermediary or call the
                                                                     Transfer Agent at 1-800-MER-FUND.


                                                                     Although there is currently no
                                                                     limit on the number of exchanges
                                                                     that you can make, the exchange
                                                                     privilege may be modified or
                                                                     terminated at any time in the
                                                                     future.




Short-term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Merrill Lynch funds, and accounts under common ownership or control.

                      MERRILL LYNCH LOW DURATION FUND                        27

[ICON]

  Your Account

Net asset value -- the market value of
the Fund's total assets after deducting
liabilities, divided by the number of
shares outstanding.

HOW SHARES ARE PRICED
--------------------------------------------------------------------------
When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open as of the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund's net asset value may change on days when you will not be able to purchase or redeem the Fund's shares.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Class B shares will have a higher net asset value than Class C shares because Class B shares have lower distribution expenses than Class C shares. Also dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

PARTICIPATION IN FEE-BASED PROGRAMS
--------------------------------------------------------------------------
If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

28                      MERRILL LYNCH LOW DURATION FUND

Dividends -- ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES
---------------------------------------------------------------------------

The Fund will distribute any net investment income monthly, and any net realized long-term or short-term capital gains annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends may be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. If you would like to receive dividends in cash, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Transfer Agent. Although this cannot be predicted with any certainty, the Fund anticipates that the majority of its dividends, if any, will consist of ordinary income. Capital gains paid by the Fund, if any, may be taxable to you at different rates depending, in part, on the length of time the Fund has held the assets sold.

                      MERRILL LYNCH LOW DURATION FUND                   29

[ICON] Your Account

"BUYING A DIVIDEND"

Unless your investment is in a tax
deferred account, you may want to avoid
buying shares shortly before the Fund
pays a dividend or distribution. The
reason? If you buy shares when a fund
has realized but not yet distributed
income or capital gains, you will pay
the full price for the shares and then
receive a portion of the price back in
the form of a taxable dividend. Before
investing you may want to consult your
tax adviser.

You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you will generally be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends. In addition, dividends from the Fund may be subject to state and local income taxes.

If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, the Fund's ordinary income dividends (which include distributions of net short-term capital gains over net long-term capital losses) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal income tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.

30                       MERRILL LYNCH LOW DURATION FUND

Management of the Fund [ICON]

FUND ASSET MANAGEMENT
---------------------------------------------------------------------------
Fund Asset Management, L.P., the Fund's Investment Adviser, manages the Fund's investments under the overall supervision of the Board of Trustees of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Fund. For the fiscal year ended June 30, 2002, the Trust paid the Investment Adviser an investment advisory fee at the annual rate of 0.21% of the average daily net assets of the Low Duration Master Portfolio. For that same fiscal year, the Fund paid the Investment Adviser an administrative fee at the annual rate of 0.25% of the average daily net assets of the Fund.

Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates had approximately $475 billion in investment company and other portfolio assets under management as of August 2002.

MASTER/FEEDER STRUCTURE
----------------------------------------------------------------------------
The Fund is a "feeder" fund that invests all of its assets in a corresponding "master" portfolio of Fund Asset Management Master Trust. (Except where indicated, this prospectus uses the term "Fund" to mean this feeder fund and the Low Duration Master Portfolio taken together.) Investors in the Fund will acquire an indirect interest in the Low Duration Master Portfolio.

The Low Duration Master Portfolio may accept investments from other feeder funds, and all the feeders of the Low Duration Master Portfolio bear the Portfolio's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio from different feeders may offset each other and produce a lower net cash flow.

                      MERRILL LYNCH LOW DURATION FUND                     31

[ICON] Management of the Fund

However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the Low Duration Master Portfolio on more attractive terms, or could experience better performance, than another feeder. Information about feeders is available by calling 1-800-MER-FUND.

Whenever the Low Duration Master Portfolio holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Low Duration Master Portfolio.

The Fund may withdraw from the Low Duration Master Portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

32                       MERRILL LYNCH LOW DURATION FUND

FINANCIAL HIGHLIGHTS
---------------------------------------------------------------------------

The Financial Highlights table is intended to help you understand the Fund's financial performance for the period shown. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). This information has been audited by Ernst & Young LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

                                                   For the Year Ended                     For the Period
                                                     June 30, 2002              October 6, 2000+ to June 30, 2001
                                          -----------------------------------  ------------------------------------
  Increase (Decrease) in Net Asset Value: Class A  Class B  Class C   Class D   Class A  Class B  Class C  Class D
-------------------------------------------------------------------------------------------------------------------
  Per Share Operating Performance:

-------------------------------------------------------------------------------------------------------------------
  Net asset value, beginning of period    $10.21   $10.18    $10.18    $10.19  $10.00   $10.00   $10.00   $10.00
-------------------------------------------------------------------------------------------------------------------
  Investment income -- net                   .45++    .37++     .35++     .34++   .40      .33      .32      .36
-------------------------------------------------------------------------------------------------------------------
  Realized and unrealized gain on
  investments  and foreign currency
  transactions from the
  Portfolio -- net                           .02      .01       .03       .12     .19      .18      .18      .19
-------------------------------------------------------------------------------------------------------------------
  Total from investment operations           .47      .38       .38       .46     .59      .51      .50      .55
-------------------------------------------------------------------------------------------------------------------
  Less dividends and distributions:
    Investment income -- net                (.50)    (.41)     (.41)     (.48)   (.38)    (.33)    (.32)    (.36)
    Realized gain on investments -- net     (.01)    (.01)     (.01)     (.01)     --       --       --       --
  Total dividends and distributions         (.51)    (.42)     (.42)     (.49)   (.38)    (.33)    (.32)    (.36)
-------------------------------------------------------------------------------------------------------------------
  Net asset value, end of period          $10.17   $10.14    $10.14    $10.16  $10.21   $10.18   $10.18   $10.19
-------------------------------------------------------------------------------------------------------------------
  Total Investment Return:**

-------------------------------------------------------------------------------------------------------------------
  Based on net asset value per share        4.68%    3.75%     3.75%     4.53%   5.95%++  5.16%#   5.10%#   5.58%#
-------------------------------------------------------------------------------------------------------------------
  Ratios to Average Net Assets:

-------------------------------------------------------------------------------------------------------------------
  Expenses, net of reimbursement+++          .58%    1.48%     1.48%      .83%    .58%*   1.48%*   1.48%*    .83%*
-------------------------------------------------------------------------------------------------------------------
  Expenses+++                                .78%    1.70%     1.68%     1.02%   8.51%*   9.41%*   9.41%*   8.76%*
-------------------------------------------------------------------------------------------------------------------
  Investment income -- net                  4.51%    3.75%     3.62%     4.04%   6.00%*   5.10%*   5.10%*   5.75%*
-------------------------------------------------------------------------------------------------------------------
  Supplemental Data:

-------------------------------------------------------------------------------------------------------------------
  Net assets, end of period
  (in thousands)                         $23,325  $64,457  $126,380  $110,014  $1,156   $5,016   $4,754     $268
-------------------------------------------------------------------------------------------------------------------
  Portfolio turnover from the Portfolio    70.92%   70.92%    70.92%    70.92% 192.04%  192.04%  192.04%  192.04%
-------------------------------------------------------------------------------------------------------------------

     *    Annualized.

     ** Total investment returns exclude the effects of sales charges. The Portfolio's investment adviser reimbursed a portion of the Fund's expenses. Without such reimbursement, the Fund's performance would have been lower.

     +    Commencement of operations.

     ++   Based on average shares outstanding.

     +++  Includes the Fund's share of the Portfolio's allocated expenses.

     #    Aggregate total investment return.


                      MERRILL LYNCH LOW DURATION FUND                     33

                     [This page intentionally left blank]


                        MERRILL LYNCH LOW DURATION FUND

                                   POTENTIAL
                                   INVESTORS
             [1]                                          [2]
                               Open an account
                                (two options).

     MERRILL LYNCH                                      TRANSFER AGENT
   FINANCIAL ADVISOR
                                                   Financial Data Services,
  Advises shareholders on                                    Inc.
  their Fund investments.
                                                    ADMINISTRATIVE OFFICES
                                                  4800 Deer Lake Drive East
                                                    Jacksonville, Florida
                                                         32246-6484

                                                       MAILING ADDRESS
                                                        P.O. Box 45289
                                                    Jacksonville, Florida
                                                           32232-5289

                                                  Performs recordkeeping and
                                                     reporting services.



                                  DISTRIBUTOR

                            FAM Distributors, Inc.
                                  P.O. Box 9081
                       Princeton, New Jersey 08543-9081

                           Arranges for the sale of
                                 Fund shares.

          COUNSEL                   THE FUND                  CUSTODIAN

                                  The Board of        Brown Brothers Harriman &
    Clifford Chance US LLP          Directors                    Co.
    200 Park Avenue                oversees the             40 Water Street
    New York, New York                Fund.             Boston, Massachusetts
         10166                       02109

                                                       Holds the Fund's assets
 Provides legal advice to                                        for
         the Fund.                                           safekeeping.

   INDEPENDENT AUDITORS      ACCOUNTING SERVICES       INVESTMENT ADVISOR
                                    PROVIDER
       Ernst & Young                                    Fund Asset Management,
            LLP                 State Street Bank                L.P.
   99 Wood Avenue South          and Trust Company
 Iselin, New Jersey 08830      500 College Road East   ADMINISTRATIVE OFFICES
                            Princeton, New Jersey 08540  800 Scudders Mill Road
   Audits the financial                                  Plainsboro, New Jersey
     statements of the      Provides certain accounting          08536
   Fund on behalf of the       services to the Fund.
       shareholders.                                       MAILING ADDRESS
                                                             P.O. Box 9011
                                                         Princeton, New Jersey
                                                             08543-9011

                                                            TELEPHONE NUMBER
                                                             1-800-MER-FUND
                                                           Manages the Fund's
                                                         day-to-day activities.


                        MERRILL LYNCH LOW DURATION FUND

[ICON]

For More Information

Shareholder Reports

Additional information about the Fund's
investments is available in the Fund's
annual and semi-annual reports to
shareholders. In the Fund's annual
report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling
1-800-MER-FUND.

The Fund will send you one copy of each
shareholder report and certain other
mailings, regardless of the number of
Fund accounts you have. To receive
separate shareholder reports for each
account, call your Merrill Lynch
Financial Advisor or write to the
Transfer Agent at its mailing address.
Include your name, address, tax
identification number and Merrill Lynch
brokerage or mutual fund account number.
If you have any questions, please call
your Merrill Lynch Financial Advisor or
the Transfer Agent at 1-800-MER-FUND.

Statement of Additional Information

The Fund's Statement of Additional
Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Fund at Financial Data Services, Inc., P.O. Box
45289, Jacksonville, Florida 32232-5289
or by calling 1-800-MER-FUND.

Contact your Merrill Lynch Financial
Advisor or the Fund at the telephone
number or address indicated on the
inside back cover of this prospectus if
you have any questions.

Information about the Fund (including
the Statement of Additional Information) can be reviewed and copied at the SEC's
Public Reference Room in Washington,
D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following e-mail address:
publicinfo@sec.gov, or by writing the
Public Reference Section of the SEC,
Washington, D.C. 20549-0102.

You should rely only on the information
contained in this Prospectus. No one is
authorized to provide you with
information that is different from the
information contained in this
prospectus.

File #811-10053
Code #ML-P-3070-1002
(Copyright)Fund Asset Management, L.P.

[LOGO] Merrill Lynch Investment Managers

Prospectus

October 25, 2002

Merrill Lynch Low Duration Fund
of Merrill Lynch Investment
Managers Funds, Inc.

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission
has not approved or disapproved these
securities or passed upon the adequacy
of this Prospectus. Any representation
to the contrary is a criminal offense.

www.mlim.ml.com

                MERRILL LYNCH INVESTMENT MANAGERS FUNDS, INC.

                       Supplement dated October 25, 2002
                   to the Prospectus dated October 25, 2002

     The following information supplements the information contained in the section of the Prospectus entitled "Your Account -- Merrill Lynch Select Pricing(SM) System" and superseded such information for the period from October 25, 2002 through and including November 30, 2002:

     For the period from October 25, 2002 to November 30, 2002, purchases of Class B shares of the Fund will be subject to the four-year contingent deferred sales charge ("CDSC") schedule set forth below rather than the six-year CDSC schedule set forth in the Prospectus.

---------------------------------------------------------------------------
Years Since Purchase                                 Sales Charge*
---------------------------------------------------------------------------
  0-1                                                   4.0%
---------------------------------------------------------------------------
  1-2                                                   3.0%
---------------------------------------------------------------------------
  2-3                                                   2.0%
---------------------------------------------------------------------------
  3-4                                                   1.0%
---------------------------------------------------------------------------
  4 and thereafter                                      0.00
---------------------------------------------------------------------------

* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends or distributions are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

     Effective December 1, 2002, purchases of Class B shares will be subject to the six year CDSC schedule set forth in the Prospectus. This change will not affect your current holdings of Class B shares. Class B shares purchased prior to December 1, 2002 will continue to be subject to the four year CDSC schedule set forth above. If such Class B shares are exchanged for Class B shares of another fixed income fund, the four year CDSC schedule set forth above will continue to apply to the Class B shares received in the exchange. If such Class B shares were purchased prior to June 1, 2001, and are exchanged for Class B shares of a Merrill Lynch equity fund, a four-year CDSC schedule will apply to the Class B shares of the equity fund received in the exchange.

---------------------------------------------------------------------------



                     STATEMENT OF ADDITIONAL INFORMATION

                        Merrill Lynch Low Duration Fund
                                      of
                 Merrill Lynch Investment Managers Funds, Inc.

800 Scudders Mill Road, Plainsboro, New Jersey 08536 * Phone No. (609) 282-2800

     Merrill Lynch Low Duration Fund (the "Fund") is a diversified fund of Merrill Lynch Investment Managers Funds, Inc. (the "Company"). The Company is a diversified, open-end, management investment company which is organized as a Maryland corporation. The Fund seeks to maximize long-term total return, consistent with preservation of capital. The Fund will seek to achieve its investment objective by investing primarily in a diversified portfolio of bonds of different maturities. The Fund should be considered as a means of diversifying an investment portfolio and not in itself a balanced investment plan. For more information on the Fund's investment objective and policies, see "Investment Objective and Policies."

     The Fund is a "feeder" fund that invests all of its assets in the Low Duration Master Portfolio (the "Portfolio") of Fund Asset Management Master Trust (the "Master Trust"). The Portfolio has the same objective as the Fund. All investments are made at the Master Trust level. The Fund's investment results will correspond directly to the investment results of the Portfolio. There can be no assurance that the Fund will achieve its investment objective.

     Pursuant to the Merrill Lynch Select Pricing(SM) System, the Fund offers four classes of shares of common stock, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing(SM) System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Purchase of Shares."

     Fund Asset Management, L.P. (the "Investment Adviser") manages the assets of the Portfolio.

     This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the prospectus of the Fund, dated October 25, 2002 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling (800) 637-3863 or by writing the Fund at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 annual report to shareholders. You may request a copy of the annual report at no charge by calling (800) 637-3863 between 8 a.m. and 8 p.m. Eastern time on any business day.

              Fund Asset Management, L.P. -- Investment Adviser
                     FAM Distributors, Inc. -- Distributor

  The date of this Statement of Additional Information is October 25, 2002.


                              TABLE OF CONTENTS
                                                                                        Page
                                                                                        ---

INVESTMENT OBJECTIVE AND POLICIES                                                         2

   Investment Restrictions                                                                2

   Bonds                                                                                  3

   U.S. Government Securities                                                             3

   Municipal Obligations                                                                  4

   Corporate Debt Securities                                                              5

   Convertible Securities                                                                 5

   Mortgage-Related Securities                                                            6

   Asset-Backed Securities                                                                9

   Risk Factors Relating to Investing in Mortgage-Related and Asset-Backed Securities     9

   Duration                                                                               9

   Derivative Instruments                                                                10

   Foreign Securities                                                                    14

   Foreign Currency Options and Related Risks                                            15

   Forward Foreign Currency Exchange Contracts                                           16

   Swap Agreements                                                                       17

   Foreign Investment Risks                                                              17

   Risk Factors Relating to Investing in High Yield Securities                           19

   Illiquid Securities                                                                   19

   Repurchase Agreements                                                                 20

   Reverse Repurchase Agreements                                                         20

   Dollar Rolls                                                                          21

   Borrowing                                                                             21

   Securities Lending                                                                    21

   When-Issued Securities                                                                21

   Real Estate Investment Trusts                                                         22

   Shares of Other Investment Companies                                                  22

   Short Sales Against-the-Box                                                           22

   Corporate Loans                                                                       22

   Temporary Defensive Position                                                          22

MANAGEMENT OF THE COMPANY                                                                22

   Directors and Officers                                                                22

   Compensation of Directors                                                             27

   Investment Advisory Arrangements                                                      27

   Administration Arrangements                                                           28

   Code of Ethics                                                                        30

PURCHASE OF SHARES                                                                       30

   Initial Sales Charge Alternatives -- Class A and Class D Shares                       31

   Reduced Initial Sales Charges -- Class A and Class D Shares                           32

   Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements         33

   Deferred Sales Charge Alternatives -- Class B and Class C Shares                      34

   Distribution Plans                                                                    36

   Limitations on the Payment of Deferred Sales Charges                                  38

REDEMPTION OF SHARES                                                                     39

   Redemption                                                                            39

   Repurchase                                                                            40

   Reinstatement Privilege -- Class A and Class D Shares                                 40

   Deferred Sales Charge -- Class B and Class C Shares                                   41

PORTFOLIO TRANSACTIONS                                                                   42

DETERMINATION OF NET ASSET VALUE                                                         44

SHAREHOLDER SERVICES                                                                     45

   Investment Account                                                                    45

                                                                                        Page
                                                                                        -----
   Automatic Investment Plans                                                             46

   Fee-Based Programs                                                                     46

   Automatic Dividend Reinvestment Plan                                                   46

   Systematic Withdrawal Plans                                                            47

   Exchange Privilege                                                                     48

   Retirement and Education Savings Plans                                                 49

DIVIDENDS AND TAXES                                                                       50

PERFORMANCE DATA                                                                          52

ADDITIONAL INFORMATION                                                                    53

   Organization of the Fund                                                               53

   Description of Shares                                                                  53

   Computation of Offering Price Per Share                                                54

   Independent Auditors                                                                   55

   Accounting Services Provider                                                           55

   Custodian                                                                              55

   Transfer Agent                                                                         55

   Distributor                                                                            55

   Legal Counsel                                                                          55

   Reports to Shareholders                                                                55

   Shareholder Inquiries                                                                  55

   Additional Information                                                                 55

   Principal Holders                                                                      56

FINANCIAL STATEMENTS                                                                      56

APPENDIX -- DESCRIPTION OF RATINGS                                                       A-1

                      INVESTMENT OBJECTIVE AND POLICIES

     The investment objective of the Fund is to maximize long-term total return, consistent with preservation of capital.

     The Fund is a "feeder" fund that invests all of its assets in the Portfolio, which has the same investment objective as the Fund. All investments are made at the Master Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Portfolio. For simplicity, however, this Statement of Additional Information, like the Prospectus, uses the term "Fund" to include the Portfolio. There can be no assurance that the investment objective of the Fund or the investment objective of the Portfolio will be realized. The investment objective of the Fund is a fundamental policy of the Fund and may not be changed without the approval of a majority of the Fund's outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The investment objective of the Portfolio is a fundamental policy of the Portfolio and may not be changed without the approval of a majority of the Portfolio's outstanding voting securities as defined in the Investment Company Act. Reference is made to the discussion under "How the Fund Invests"and "Investment Risks" in the Prospectus for information with respect to the Fund's and the Portfolio's investment objective and policies.

Investment Restrictions

     The Fund has adopted the following restrictions (in addition to its investment objective) as fundamental policies, which may not be changed without the favorable vote of the holders of a "majority" of the Fund's outstanding voting securities, as defined in the Investment Company Act. Under the Investment Company Act, the vote of the holders of a "majority" of the Fund's outstanding voting securities means the vote of the holders of the lesser of (1) 67% of the shares of the Fund represented at a meeting at which the holders of more than 50% of its outstanding shares are represented or (2) more than 50% of the outstanding shares.

     Except as noted, the Fund may not:

       1. Purchase any security, other than obligations of the U.S. government, its agencies, or instrumentalities ("U.S. government securities"), if as a result: (i) with respect to 75% of its total assets, more than 5% of the Fund's total assets (determined at the time of investment) would then be invested in securities of a single issuer; or (ii) more than 25% of the Fund's total assets (determined at the time of investment) would be invested in one or more issuers having their principal business activities in a single industry; provided that the Fund may invest all of its assets in an open-end management investment company, or series thereof, with substantially the same investment objective and policies as the Fund, without regard to the limitations set forth in this paragraph.

       2. Purchase securities on margin (but the Fund may obtain such short-term credits as may be necessary for the clearance of transactions), provided that the deposit or payment by the Fund of initial or maintenance margin in connection with futures or options is not considered the purchase of a security on margin.

       3. Make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short (short sale against-the-box), and unless not more than 25% of the Fund's net assets (taken at current value) is held as collateral for such sales at any one time.

       4. Issue senior securities, borrow money or pledge its assets except that the Fund may borrow from a bank for temporary or emergency purposes in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed) and pledge its assets to secure such borrowings. (The Fund may borrow from banks or enter into reverse repurchase agreements and pledge assets in connection therewith, but only if immediately after each borrowing there is asset coverage of 300%.)

       5. Purchase any security (other than U.S. government securities) if as a result, with respect to 75% of the Fund's total assets, the Fund would then hold more than 10% of the outstanding voting securities of an issuer; provided that the Fund may invest all of its assets in an open-end management investment company, or series thereof, with substantially the same investment objective and policies as the Fund, without regard to the limitations set forth in this paragraph.

       6. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain Federal securities laws; provided that the purchase by the Fund of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective and policies as the Fund shall not constitute an underwriting for purposes of this paragraph.

       7. Make investments for the purpose of exercising control or management; provided that the Fund may invest all of its assets in an open-end management investment company, or series thereof, with substantially the same investment objective and policies as the Fund, without regard to the limitations set forth in this paragraph.

       8. Participate on a joint or joint and several basis in any trading account in securities.

       9. Make loans, except (i) through repurchase agreements or (ii) having an aggregate market value in excess of one-third of the total assets of the Fund. The acquisition of debt obligations in which the Fund may invest is not considered the making of a loan.

       10. Buy and sell commodities and commodity contracts and real estate and interests in real estate except to the extent set forth in the Prospectus and Statement of Additional Information.

     While the Fund invests in the Portfolio, it will treat the Portfolio's assets as its own for purposes of its industry concentration policy.

     The Fund has adopted a non-fundamental policy of investing, under normal circumstances, at least 80% of its net assets plus borrowings for investment purposes in bonds sufficient to have the Fund's duration be from one to three years. The Fund will provide 60 days'prior written notice to shareholders of a change in this non-fundamental policy.

     Any percentage limitation on the Fund's investments is determined when the investment is made, unless otherwise noted.

     Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated with the Investment Adviser, the Fund is prohibited from engaging in certain transactions involving Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates (collectively, "Merrill Lynch") except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Included among such prohibited transactions are (i) purchases from and sales to Merrill Lynch of securities in transactions where Merrill Lynch acts as principal and (ii) purchases of securities from underwriting syndicates of which Merrill Lynch is a member. See "Portfolio Transactions."

Bonds

     The term "bond" or "bonds" as used in the Prospectus and this Statement of Additional Information is intended to include all manner of fixed-income securities, debt securities, asset-backed and mortgage-backed securities and other debt obligations unless specifically defined or the context requires otherwise.

U.S. Government Securities

     U.S. government agencies or instrumentalities which issue or guarantee securities include the Federal National Mortgage Association, Government National Mortgage Association, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks, Tennessee Valley Authority, Inter-American Development Bank, Asian Development Bank, Student Loan Marketing Association and the International Bank for Reconstruction and Development.

     Except for U.S. Treasury securities, obligations of U.S. government agencies and instrumentalities may or may not be supported by the full faith and credit of the United States. Some are backed by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. government to purchase the agencies'obligations; while still others, such as the Student Loan Marketing Association, are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. The Fund will invest in securities of such instrumentality only when the Investment Adviser is satisfied that the credit risk with respect to any instrumentality is acceptable.

     The Fund may invest in component parts of U.S. Treasury notes or bonds, namely, either the corpus (principal) of such Treasury obligations or one of the interest payments scheduled to be paid on such obligations. These obligations may take the form of (1) Treasury obligations from which the interest coupons have been stripped; (2) the interest coupons that are stripped; (3) book-entries at a Federal Reserve member bank representing ownership of Treasury obligation components; or (4) receipts evidencing the component parts (corpus or coupons) of Treasury obligations that have not actually been stripped. Such receipts evidence ownership of component parts of Treasury obligations (corpus or coupons) purchased by a third party (typically an investment banking firm) and held on behalf of the third party in physical or book-entry form by a major commercial bank or trust company pursuant to a custody agreement with the third party. These custodial receipts are known by various names, including "Treasury Receipts," "Treasury Investment Growth Receipts" ("TIGRs") and "Certificates of Accrual on Treasury Securities" ("CATS"), and are not issued by the U.S. Treasury; therefore they are not U.S. government securities, although the underlying bonds represented by these receipts are debt obligations of the U.S. Treasury.

Municipal Obligations

     The Fund may invest in municipal obligations. The two principal classifications of municipal bonds, notes and commercial paper are "general obligation" and "revenue" bonds, notes or commercial paper. General obligation bonds, notes or commercial paper are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. Issuers of general obligation bonds, notes or commercial paper include states, counties, cities, towns and other governmental units. Revenue bonds, notes and commercial paper are payable from the revenues derived from a particular facility or class of facilities or, in some cases, from specific revenue sources. Revenue bonds, notes or commercial paper are issued for a wide variety of purposes, including the financing of electric, gas, water and sewer systems and other public utilities; industrial development and pollution control facilities; single and multifamily housing units; public buildings and facilities; air and marine ports; transportation facilities such as toll roads, bridges and tunnels; and health and educational facilities such as hospitals and dormitories. They rely primarily on user fees to pay debt service, although the principal revenue source is often supplemented by additional security features which are intended to enhance the creditworthiness of the issuer's obligations. In some cases, particularly revenue bonds issued to finance housing and public buildings, a direct or implied "moral obligation" of a governmental unit may be pledged to the payment of debt service. In other cases, a special tax or other charge may augment user fees.

     Included within the revenue bonds category are participations in municipal lease obligations or installment purchase contracts of municipalities (collectively, "lease obligations"). State and local governments issue lease obligations to acquire equipment leases and facilities. Lease obligations may have risks not normally associated with general obligation or other revenue bonds. Leases and installment purchase or conditional sale contracts (which may provide for title to the leased asset to pass eventually to the issuer) have developed as a means for governmental issuers to acquire property and equipment without the necessity of complying with the constitutional and statutory requirements generally applicable for the issuance of debt. Certain lease obligations contain "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on an annual or other periodic basis. Consequently, continued lease payments on those lease obligations containing "non-appropriation" clauses are dependent on future legislative actions. If such legislative actions do not occur, the holders of the lease obligations may experience difficulty in exercising their rights, including disposition of the property.

     Private activity obligations are issued to finance, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain facilities for water supply, gas, electricity, sewage or solid waste disposal. Private activity obligations are also issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities. Shareholders, depending on their individual tax status, may be subject to the Federal alternative minimum tax on the portion of a distribution attributable to these obligations. Interest on private activity obligations will be considered exempt from Federal income taxes; however, shareholders should consult their own tax advisers to determine whether they may be subject to the Federal alternative minimum tax.

     Resource recovery obligations are a type of municipal revenue obligation issued to build facilities such as solid waste incinerators or waste-to-energy plants. Usually, a private corporation will be involved and the revenue cash flow will be supported by fees or units paid by municipalities for the use of the facilities. The viability of a resource recovery project, environmental protections regulations and project operator tax incentives may affect the value and credit quality of these obligations.

     Tax, revenue or bond anticipation notes are issued by municipalities in expectation of future tax or other revenues which are payable from these specific taxes or revenues. Bond anticipation notes usually provide interim financing in advance of an issue of bonds or notes, the proceeds of which are used to repay the anticipation notes. Tax-exempt commercial paper is issued by municipalities to help finance short-term capital or operating needs in anticipation of future tax or other revenue.

     A variable rate obligation is one whose terms provide for the adjustment of its interest rate on set dates and which, upon such adjustment, can reasonably be expected to have a market value that approximates its par value. A floating rate obligation has terms which provide for the adjustment of its interest rate whenever a specified interest rate changes and which, at any time, can reasonably be expected to have a market value that approximates its par value. Variable or floating rate obligations may be secured by bank letters of credit.

     Variable rate auction and residual interest obligations are created when an issuer or dealer separates the principal portion of a long-term, fixed-rate municipal bond into two long-term, variable-rate instruments. The interest rate on one portion reflects short-term interest rates, while the interest rate on the other portion is typically higher than the rate available on the original fixed-rate bond.

     Yields on municipal securities are dependent on a variety of factors, including the general conditions of the municipal bond and municipal note markets, the size of a particular offering, the maturity of the obligation and the rating of the issue. The achievement of the Fund's investment objective is dependent in part on the continuing ability of the issuers of municipal securities in which the Fund invests to meet their obligations for the payment of principal and interest when due. Obligations of issuers of municipal securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Reform Act of 1978, as amended. Therefore, the possibility exists that, as a result of litigation or other conditions, the ability of any issuer to pay, when due, the principal of and interest on its municipal securities may be materially affected.

Corporate Debt Securities

     The Fund's investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments) which meet the minimum ratings criteria set forth for the Fund, or, if unrated, are in the Investment Adviser's opinion comparable in quality to corporate debt securities in which the Fund may invest. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

Convertible Securities

     The Fund may invest in convertible securities of domestic or foreign issuers, which meet the ratings criteria set forth in the Prospectus. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock.

     In general, the market value of a convertible security is at least the higher of its "investment value" (that is, its value as a fixed-income security) or its "conversion value" (that is, its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

Mortgage-Related Securities

     The Fund may invest in residential or commercial mortgage-related securities, including mortgage pass-through securities, collateralized mortgage obligations ("CMOs"), adjustable rate mortgage securities, CMO residuals, stripped mortgage-related securities, floating and inverse floating rate securities and tiered index bonds.

     Mortgage Pass-Through Securities. Mortgage pass-through securities represent interests in pools of mortgages in which payments of both principal and interest on the securities are generally made monthly, in effect "passing through" monthly payments made by borrowers on the residential or commercial mortgage loans which underlie the securities (net of any fees paid to the issuer or guarantor of the securities). Mortgage pass-through securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Early repayment of principal on mortgage pass-through securities (arising from prepayments of principal due to the sale of underlying property, refinancing, or foreclosure, net of fees and costs which may be incurred) may expose the Fund to a lower rate of return upon reinvestment of principal. Also, if a security subject to repayment has been purchased at a premium, in the event of prepayment, the value of the premium would be lost.

     There are currently three types of mortgage pass-through securities: (1) those issued by the U.S. government or one of its agencies or instrumentalities, such as the Government National Mortgage Association ("Ginnie Mae"), the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"); (2) those issued by private issuers that represent an interest in or are collateralized by pass-through securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities; and (3) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or pass-through securities without a government guarantee but usually having some form of private credit enhancement.

     Ginnie Mae is a wholly-owned United States government corporation within the Department of Housing and Urban Development. Ginnie Mae is authorized to guarantee, with the full faith and credit of the United States government, the timely payment of principal and interest on securities issued by the institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage banks), and backed by pools of FHA-insured or VA-guaranteed mortgages.

     Obligations of Fannie Mae and Freddie Mac are not backed by the full faith and credit of the United States government. In the case of obligations not backed by the full faith and credit of the United States government, the Fund must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Fannie Mae and Freddie Mac may borrow from the U.S. Treasury to meet its obligations, but the U.S. Treasury is under no obligation to lend to Fannie Mae or Freddie Mac.

     Private mortgage pass-through securities are structured similarly to Ginnie Mae, Fannie Mae, and Freddie Mac mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing.

     Pools created by private mortgage pass-through issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the private pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. The insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Fund's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Private mortgage pass-through securities may be bought without insurance or guarantees if, through an examination of the loan experience and practices of the originator/ servicers and poolers, the Investment Adviser determines that the securities meet the Fund's quality standards.

     Collateralized Mortgage Obligations. CMOs are debt obligations collateralized by residential or commercial mortgage loans or residential or commercial mortgage pass-through securities. Interest and prepaid principal are generally paid monthly. CMOs may be collateralized by whole mortgage loans or private mortgage pass-through securities but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by Ginnie Mae, Freddie Mac, or Fannie Mae. The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit ("REMIC"). All future references to CMOs also include REMICs.

     CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral which is ordinarily unrelated to the stated maturity date. CMOs often provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes usually receive principal only after the first class has been retired. An investor may be partially protected against a sooner than desired return of principal because of the sequential payments.

     Certain issuers of CMOs are not considered investment companies pursuant to a rule adopted by the Commission, and the Fund may invest in the securities of such issuers without the limitations imposed by the Investment Company Act on investments by the Fund in other investment companies. In addition, in reliance on an earlier Commission interpretation, the Fund's investments in certain other qualifying CMOs, which cannot or do not rely on the rule, are also not subject to the limitation of the Investment Company Act on acquiring interests in other investment companies. In order to be able to rely on the Commission's interpretation, these CMOs must be unmanaged, fixed asset issuers, that: (1) invest primarily in mortgage-backed securities; (2) do not issue redeemable securities; (3) operate under general exemptive orders exempting them from all provisions of the Investment Company Act; and (4) are not registered or regulated under the Investment Company Act as investment companies. To the extent that the Fund selects CMOs that cannot rely on the rule or do not meet the above requirements, the Fund may not invest more than 10% of its assets in all such entities and may not acquire more than 3% of the voting securities of any single such entity.

     The Fund may also invest in, among other things, parallel pay CMOs, Planned Amortization Class CMOs ("PAC bonds"), sequential pay CMOs, and floating rate CMOs. Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. PAC bonds generally require payments of a specified amount of principal on each payment date. Sequential pay CMOs generally pay principal to only one class while paying interest to several classes. Floating rate CMOs are securities whose coupon rate fluctuates according to some formula related to an existing market index or rate. Typical indices would include the eleventh district cost-of-funds index ("COFI"), the London Interbank Offered Rate ("LIBOR"), one-year Treasury yields, and ten-year Treasury yields.

     Adjustable Rate Mortgage Securities. Adjustable rate mortgage securities ("ARMs") are pass-through securities collateralized by mortgages with adjustable rather than fixed rates. ARMs eligible for inclusion in a mortgage pool generally provide for a fixed initial mortgage interest rate for either the first three, six, twelve, thirteen, thirty-six, or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes to a designated benchmark index.

     ARMs contain maximum and minimum rates beyond which the mortgage interest rate may not vary over the lifetime of the security. In addition, certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. In the event that market rates of interest rise more rapidly to levels above that of the ARM's maximum rate, the ARM's coupon may represent a below market rate of interest. In these circumstances, the market value of the ARM security will likely have fallen.

     Certain ARMs contain limitations on changes in the required monthly payment. In the event that a monthly payment is not sufficient to pay the interest accruing on an ARM, any such excess interest is added to the principal balance of the mortgage loan, which is repaid through future monthly payments. If the monthly payment for such an instrument exceeds the sum of the interest accrued at the applicable mortgage interest rate and the principal payment required at such point to amortize the outstanding principal balance over the remaining term of the loan, the excess is then utilized to reduce the outstanding principal balance of the ARM.

     CMO Residuals. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, and special purpose entities of the foregoing.

     The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In part, the yield to maturity on the CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-related securities. See "Stripped Mortgage-Related Securities" below. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-related securities, in certain circumstances the Fund may fail to recoup fully its initial investment in a CMO residual.

     CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the Securities Act of 1933, as amended ("Securities Act"). CMO residuals, whether or not registered under such Act, may be subject to certain restrictions on transferability, and may be deemed "illiquid" and subject to the Fund's limitations on investment in illiquid securities.

     Stripped Mortgage-Related Securities. Stripped mortgage-related securities ("SMBS") are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks, and special purpose entities of the foregoing.

     SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the "IO class"), while the other class will receive all of the principal (the "PO class"). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund's yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

     Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently introduced. As a result, established trading markets have not yet been fully developed and accordingly, these securities may be deemed "illiquid" and subject to the Fund's limitations on investment in illiquid securities.

     Inverse Floaters. An inverse floater is a debt instrument with a floating or variable interest rate that moves in the opposite direction to the interest rate on another security or index level. Changes in the interest rate on the other security or index inversely affect the residual interest rate paid on the inverse floater, with the result that the inverse floater's price will be considerably more volatile than that of a fixed rate bond. Inverse floaters may experience gains when interest rates fall and may suffer losses in periods of rising interest rates. The market for inverse floaters is relatively new.

     Tiered Index Bonds. Tiered index bonds are relatively new forms of mortgage-related securities. The interest rate on a tiered index bond is tied to a specified index or market rate. So long as this index or market rate is below a predetermined "strike" rate, the interest rate on the tiered index bond remains fixed. If, however, the specified index or market rate rises above the "strike" rate, the interest rate of the tiered index bond will decrease. Thus, under these circumstances, the interest rate on a tiered index bond, like an inverse floater, will move in the opposite direction of prevailing interest rates, with the result that the price of the tiered index bond may be considerably more volatile than that of a fixed-rate bond.

Asset-Backed Securities

     The Fund may invest in various types of asset-backed securities. Through the use of trusts and special purpose corporations, various types of assets, primarily automobile and credit card receivables and home equity loans, are being securitized in pass-through structures similar to the mortgage pass-through or in a pay-through structure similar to the CMO structure. Investments in these and other types of asset-backed securities must be consistent with the investment objective and policies of the Fund.

Risk Factors Relating to Investing in Mortgage-Related and Asset-Backed
Securities

     The yield characteristics of mortgage-related and asset-backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result, if the Fund purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Alternatively, if the Fund purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. The Fund may invest a portion of its assets in derivative mortgage-related securities which are highly sensitive to changes in prepayment and interest rates. The Investment Adviser will seek to manage these risks (and potential benefits) by diversifying its investments in such securities and through hedging techniques.

     During periods of declining interest rates, prepayment of mortgages underlying mortgage-related securities can be expected to accelerate. Accordingly, the Fund's ability to maintain positions in high-yielding mortgage-related securities will be affected by reductions in the principal amount of such securities resulting from such prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. Conversely, slower than expected prepayments may effectively change a security that was considered short or intermediate-term at the time of purchase into a long-term security. Long-term securities tend to fluctuate more in response to interest rate changes, leading to increased net asset value volatility. Prepayments may also result in the realization of capital losses with respect to higher yielding securities that had been bought at a premium or the loss of opportunity to realize capital gains in the future from possible future appreciation.

     Asset-backed securities involve certain risks that are not posed by mortgage-related securities, resulting mainly from the fact that asset-backed securities do not usually contain the complete benefit of a security interest in the related collateral. For example, credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, due to various legal and economic factors, proceeds from repossessed collateral may not always be sufficient to support payments on these securities.

Duration

     In selecting securities for the Fund, the Investment Adviser makes use of the concept of duration for fixed-income securities. Duration is a measure of the expected life of a fixed-income security. Duration incorporates a bond's yield, coupon interest payments, final maturity and call features into one measure. Most debt obligations provide interest ("coupon") payments in addition to a final ("par") payment at maturity. Some obligations also have call provisions. Depending on the relative magnitude of these payments, the market values of debt obligations may respond differently to changes in the level and structure of interest rates.

     Duration is a measure of the expected life of a fixed-income security on a present value basis. Duration takes the length of the time intervals between the present time and the time that the interest and principal payments are scheduled or, in the case of a callable bond, expected to be received, and weights them by the present values of the cash to be received at each future point in time. For any fixed-income security with interest payments occurring prior to the payment of principal, duration is always less than maturity. In general, all other things being the same, the lower the stated or coupon rate of interest of a fixed-income security, the longer the duration of the security; conversely, the higher the stated or coupon rate of interest of a fixed-income security, the shorter the duration of the security.

     Futures, options and options on futures have durations which, in general, are closely related to the duration of the securities which underlie them. Holding long futures or call option positions (backed by a segregated account of cash and cash equivalents) will lengthen the Fund's duration by approximately the same amount that holding an equivalent amount of the underlying securities would.

     Short futures or put options positions have durations roughly equal to the negative duration of the securities that underlie those positions, and have the effect of reducing portfolio duration by approximately the same amount that selling an equivalent amount of the underlying securities would.

     There are some situations where even the standard duration calculation does not properly reflect the interest rate exposure of a security. For example, floating and variable rate securities often have final maturities of ten or more years; however, their interest rate exposure corresponds to the frequency of the coupon reset. Another example where the interest rate exposure is not properly captured by duration is the case of mortgage pass-through securities. The stated final maturity of such securities is generally 30 years, but current prepayment rates are more critical in determining the securities'interest rate exposure. In these and other similar situations, the Investment Adviser will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure.

Derivative Instruments

     To the extent consistent with its investment objective and policies and the investment restrictions listed in this Statement of Additional Information, the Fund may purchase and write call and put options on securities, securities indexes and foreign currencies and enter into forward contracts and futures contracts and use options on futures contracts. The Fund also may enter into swap agreements with respect to foreign currencies, interest rates and securities indexes. The Fund may use these techniques to hedge against changes in interest rates, foreign currency exchange rates, or securities prices or as part of its overall investment strategies. The Fund may also purchase and sell options relating to foreign currencies for the purpose of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. The Fund will mark as segregated cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily (or, as permitted by applicable regulation, enter into certain offsetting positions), to cover its obligations under forward contracts, futures contracts, swap agreements and options to avoid leveraging of the Fund.

     Options on Securities and on Securities Indexes. The Fund may purchase put options on securities to protect holdings in an underlying or related security against a substantial decline in market value. The Fund may purchase call options on securities to protect against substantial increases in prices of securities the Fund intends to purchase pending its ability to invest in such securities in an orderly manner. The Fund may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. The Fund may write a call or put option only if the option is "covered" by the Fund holding a position in the underlying securities or by other means which would permit immediate satisfaction of the Fund's obligation as writer of the option. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series.

     The purchase and writing of options involve certain risks. During the option period, the covered call writer has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but, as long as its obligation as a writer continues, has retained the risk of loss should the price of the underlying securities decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price. If a put or call option purchased by the Fund is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, the Fund will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, the Fund may be unable to close out a position.

     There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

     There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If the Fund were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a covered call option, the Fund forgoes, during the option's life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the exercise price of the call.

     If trading were suspended in an option purchased by the Fund, the Fund would not be able to close out the option. If restrictions on exercise were imposed, the Fund might be unable to exercise an option it had purchased. Except to the extent that a call option on an index written by the Fund is covered by an option on the same index purchased by the Fund, movements in the index may result in a loss to the Fund; however, such losses may be mitigated by changes in the value of the Fund's securities during the period the option was outstanding.

     Futures Contracts and Options on Futures Contracts. The Fund may use interest rate, foreign currency or index futures contracts. An interest rate, foreign currency or index futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a financial instrument, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made.

     The Fund may purchase and write call and put options on futures. Options on futures possess many of the same characteristics as options on securities and indexes (discussed above). An option on a futures contract gives the holder the right, in return for the premium paid, to assume a long position
(call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true.

     The Fund will use futures contracts and options on futures contracts in accordance with the rules of the Commodity Futures Trading Commission ("CFTC"). For example, the Fund might use futures contracts to hedge against anticipated changes in interest rates that might adversely affect either the value of the Fund's securities or the price of the securities which the Fund intends to purchase. The Fund's hedging activities may include sales of futures contracts as an offset against the effect of expected increases in interest rates, and purchases of futures contracts as an offset against the effect of expected declines in interest rates. Although other techniques could be used to reduce the Fund's exposure to interest rate fluctuations, the Fund may be able to hedge its exposure more effectively and perhaps at a lower cost by using futures contracts and options on futures contracts.

     The Fund will only enter into futures contracts and options on futures contracts which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system.

     When a purchase or sale of a futures contract is made by the Fund, the Fund is required to deposit with its custodian or futures commission merchant a specified amount of cash or U.S. government securities ("initial margin"). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Fund upon termination of the contract, assuming all contractual obligations have been satisfied. The Fund expects to earn interest income on its initial margin deposits. A futures contract held by the Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day the Fund pays or receives cash, called "variation margin", equal to the daily change in value of the futures contract. This process is known as "marking to market". Variation margin does not represent a borrowing or loan by the Fund but is instead a settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Fund will mark to market its open futures positions.

     The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

     Although some futures contracts call for making or taking delivery of the underlying securities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index and delivery month). If an offsetting purchase price is less than the original sale price, the Fund realizes a capital gain, or if it is more, the Fund realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a capital gain, or if it is less, the Fund realizes a capital loss. The transaction costs must also be included in these calculations.

     Limitations on Use of Futures and Options Thereon. When purchasing a futures contract, the Fund will maintain with its custodian (and mark-to-market on a daily basis) cash, U.S. government securities, equity securities or other liquid, unencumbered assets that, when added to the amounts deposited as margin with a futures commission merchant or the custodian, are equal to the market value of the futures contract. Alternatively, the Fund may "cover" its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Fund.

     When selling a futures contract, the Fund will maintain with its custodian (and mark-to-market on a daily basis) liquid assets that, when added to the amount deposited as margin with a futures commission merchant or the custodian, are equal to the market value of the instruments underlying the contract. Alternatively, the Fund may "cover" its position by owning the instruments underlying the contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Fund to purchase the same futures contract at a price no higher than the price of the contract written by the Fund (or at a higher price if the difference is maintained in liquid assets with the custodian).

     When selling a call option on a futures contract, the Fund will maintain with its custodian (and mark-to-market on a daily basis) cash, U.S. government securities, equity securities or other liquid, unencumbered assets that, when added to the amounts deposited as margin with a futures commission merchant or the custodian, equal the total market value of the futures contract underlying the call option. Alternatively, the Fund may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Fund to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Fund.

     When selling a put option on a futures contract, the Fund will maintain with its custodian (and mark-to-market on a daily basis) cash, U.S. government securities, equity securities or other liquid, unencumbered assets that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Fund may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Fund.

     In order to comply with current applicable regulations of the CFTC pursuant to which the Master Trust avoids being deemed a "commodity pool operator," the Portfolio is limited in its futures trading activities to positions which constitute "bona fide hedging" positions within the meaning and intent of applicable CFTC rules, or to non-hedging positions for which the aggregate initial margin and premiums will not exceed 5% of the liquidation value of the Portfolio's assets.

     Risk Factors in Futures Transactions and Options. Investment in futures contracts involves the risk of imperfect correlation between movements in the price of the futures contract and the price of the security being hedged. The hedge will not be fully effective when there is imperfect correlation between the movements in the prices of two financial instruments. For example, if the price of the futures contract moves more than the price of the hedged security, the Fund will experience either a loss or gain on the futures contract which is not completely offset by movements in the price of the hedged securities. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater dollar amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged securities is historically less than that of the futures contracts.

     The particular securities comprising the index underlying the index financial futures contract may vary from the securities held by the Fund. As a result, the Fund's ability to hedge effectively all or a portion of the value of its securities through the use of such financial futures contracts will depend in part on the degree to which price movements in the index underlying the financial futures contract correlate with the price movements of the securities held by the Fund. The correlation may be affected by disparities in the Fund's investments as compared to those comprising the index and general economic or political factors. In addition, the correlation between movements in the value of the index may be subject to change over time as additions to and deletions from the index alter its structure. The correlation between futures contracts on U.S. government securities and the securities held by the Fund may be adversely affected by similar factors and the risk of imperfect correlation between movements in the prices of such futures contracts and the prices of securities held by the Fund may be greater. The trading of futures contracts also is subject to certain market risks, such as inadequate trading activity, which could at times make it difficult or impossible to liquidate existing positions.

     The Fund expects to liquidate a majority of the futures contracts it enters into through offsetting transactions on the applicable contract market. There can be no assurance, however, that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close out a futures position. In the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. In such situations, if the Fund has insufficient cash, it may be required to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. The inability to close out futures positions also could have an adverse impact on the Fund's ability to hedge effectively its investments. The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. The Fund will enter into a futures position only if, in the judgment of the Investment Adviser, there appears to be an actively traded secondary market for such futures contracts.

     The successful use of transactions in futures and related options also depends on the ability of the Investment Adviser to forecast correctly the direction and extent of interest rate movements within a given time frame. To the extent interest rates remain stable during the period in which a futures contract or option is held by the Fund or such rates move in a direction opposite to that anticipated, the Fund may realize a loss on a hedging transaction which is not fully or partially offset by an increase in the value of portfolio securities. As a result, the Fund's total return for such period may be less than if it had not engaged in the hedging transaction.

     Because of low initial margin deposits made upon the opening of a futures position, futures transactions involve substantial leverage. As a result, relatively small movements in the price of the futures contracts can result in substantial unrealized gains or losses. There is also the risk of loss by the Fund of margin deposits in the event of the bankruptcy of a broker with whom the Fund has an open position in a financial futures contract.

     The amount of risk the Fund assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option on a futures contract also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

Foreign Securities

     The Fund may invest in American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or other securities convertible into securities of issuers based in foreign countries. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts, usually issued by a U.S. bank or trust company, evidencing ownership of the underlying securities; EDRs are European receipts evidencing a similar arrangement. Generally, ADRs are issued in registered form, denominated in U.S. dollars, and are designed for use in the U.S. securities markets; EDRs are issued in bearer form, denominated in other currencies, and are designed for use in European securities markets.

     The Fund may also invest in fixed-income securities of issuers located in emerging foreign markets. Emerging markets generally include every country in the world other than the United States, Canada, Japan, Australia, Malaysia, New Zealand, Hong Kong, South Korea, Singapore and most Western European countries. In determining what countries constitute emerging markets, the Investment Adviser will consider, among other things, data, analysis and classification of countries published or disseminated by the International Bank for Reconstruction and Development (commonly known as the World Bank) and the International Finance Corporation. Currently, investing in many emerging markets may not be desirable or feasible, because of the lack of adequate custody arrangements for the Fund's assets, overly burdensome repatriation and similar restrictions, the lack of organized and liquid securities markets, unacceptable political risks or other reasons. As opportunities to invest in securities in emerging markets develop, the Fund expects to expand and further broaden the group of emerging markets in which it invests.

     From time to time, emerging markets have offered the opportunity for higher returns in exchange for a higher level of risk. Accordingly, the Investment Adviser believes that the Fund's ability to invest in emerging markets throughout the world can assist in the overall diversification of the Fund's portfolio.

     The Fund may invest in the following types of emerging market fixed-income securities: (1) fixed-income securities issued or guaranteed by governments, their agencies, instrumentalities or political subdivisions, or by government owned, controlled or sponsored entities, including central banks (collectively, "Sovereign Debt"), including Brady Bonds (described below); (2) interests in issuers organized and operated for the purpose of restructuring the investment characteristics of Sovereign Debt; (3) fixed-income securities issued by banks and other business entities; and (4) fixed-income securities denominated in or indexed to the currencies of emerging markets. Fixed-income securities held by the Fund may take the form of bonds, notes, bills, debentures, bank debt obligations, short-term paper, loan participations, assignments and interests issued by entities organized and operated for the purpose of restructuring the investment characteristics of any of the foregoing. There is no requirement with respect to the maturity of fixed-income securities in which the Fund may invest.

     The Fund may invest in Brady Bonds and other Sovereign Debt of countries that have restructured or are in the process of restructuring Sovereign Debt pursuant to the Brady Plan. "Brady Bonds" are debt securities issued under the framework of the Brady Plan, an initiative announced by former U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external commercial bank indebtedness. In restructuring its external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders as well as multilateral institutions such as the World Bank and the International Monetary Fund ("IMF"). The Brady Plan framework, as it has developed, contemplates the exchange of commercial bank debt for newly issued Brady Bonds. Brady Bonds may also be issued in respect of new money being advanced by existing lenders in connection with the debt restructuring. The World Bank and/or the IMF support the restructuring by providing funds pursuant to loan agreements or other arrangements which enable the debtor nation to collateralize the new Brady Bonds or to repurchase outstanding bank debt at a discount.

     Emerging market fixed-income securities generally are considered to be of a credit quality below investment grade, even though they often are not rated by any nationally recognized statistical rating organizations. Investment in emerging market fixed-income securities will be allocated among various countries based upon the Investment

Adviser's analysis of credit risk and its consideration of a number of factors, including: (1) prospects for relative economic growth among the different countries in which the Fund may invest; (2) expected levels of inflation; (3) government policies influencing business conditions; (4) the outlook for currency relationships; and (5) the range of the individual investment opportunities available to international investors. The Investment Adviser's emerging market sovereign credit analysis includes an evaluation of the issuing country's total debt levels, currency reserve levels, net exports/imports, overall economic growth, level of inflation, currency fluctuation, political and social climate and payment history. Particular fixed-income securities will be selected based upon a credit risk analysis of potential issuers, the characteristics of the security, the interest rate sensitivity of the various debt issues available with respect to a particular issuer, an analysis of the anticipated volatility and liquidity of the particular debt instruments, and the tax implications to the Fund. The emerging market fixed-income securities in which the Fund may invest are not subject to any minimum credit quality standards.

Foreign Currency Options and Related Risks

     The Fund may take positions in options on foreign currencies to hedge against the risk that foreign exchange rate fluctuations will affect the value of foreign securities the Fund holds in its portfolio or intends to purchase. For example, if the Fund were to enter into a contract to purchase securities denominated in a foreign currency, it could effectively fix the maximum U.S. dollar cost of the securities by purchasing call options on that foreign currency. Similarly, if the Fund held securities denominated in a foreign currency and anticipated a decline in the value of that currency against the U.S. dollar, it could hedge against such a decline by purchasing a put option on the currency involved. The markets in foreign currency options are relatively new, and the Fund's ability to establish and close out positions in such options is subject to the maintenance of a liquid secondary market. There can be no assurance that a liquid secondary market will exist for a particular option at any specific time. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

     The quantities of currencies underlying option contracts represent odd lots in a market dominated by transactions between banks, and as a result extra transaction costs may be incurred upon exercise of an option.

     There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations be firm or revised on a timely basis. Quotation information is generally representative of very large transactions in the interbank market and may not reflect smaller transactions where rates may be less favorable. Option markets may be closed while round-the-clock interbank currency markets are open, and this can create price and rate discrepancies.

     Risks of Options Trading. The Fund may effectively terminate its rights or obligations under options by entering into closing transactions. Closing transactions permit the Fund to realize profits or limit losses on its options positions prior to the exercise or expiration of the option. The value of a foreign currency option depends on the value of the underlying currency relative to the U.S. dollar. Other factors affecting the value of an option are the time remaining until expiration, the relationship of the exercise price to market price, the historical price volatility of the underlying currency and general market conditions. As a result, changes in the value of an option position may have no relationship to the investment merit of a foreign security. Whether a profit or loss is realized on a closing transaction depends on the price movement of the underlying currency and the market value of the option.

     Options normally have expiration dates of up to nine months. The exercise price may be below, equal to or above the current market value of the underlying currency. Options that expire unexercised have no value, and the Fund will realize a loss of any premium paid and any transaction costs. Closing transactions may be effected only by negotiating directly with the other party to the option contract, unless a secondary market for the options develops. Although the Fund intends to enter into foreign currency options only with dealers which agree to enter into, and which are expected to be capable of entering into, closing transactions with the Fund, there can be no assurance that the Fund will be able to liquidate an option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, the Fund may be unable to liquidate a foreign currency option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that the Fund would have to exercise those options that it had purchased in order to realize any profit.

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

Forward Foreign Currency Exchange Contracts

     The Fund may use forward contracts to protect against uncertainty in the level of future exchange rates. The Fund will not speculate with forward contracts or foreign currency exchange rates.

     The Fund may enter into forward contracts with respect to specific transactions. For example, when the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when the Fund anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds, the Fund may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of the payment, by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars or foreign currency, of the amount of foreign currency involved in the underlying transaction. The Fund will thereby be able to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates during the period between the date on which the security is purchased or sold, or on which the payment is declared, and the date on which such payments are made or received.

     The Fund also may use forward contracts in connection with portfolio positions to lock in the U.S. dollar value of those positions, to increase the Fund's exposure to foreign currencies that the Investment Adviser believes may rise in value relative to the U.S. dollar or to shift the Fund's exposure to foreign currency fluctuations from one country to another. For example, when the Investment Adviser believes that the currency of a particular foreign country may suffer a substantial decline relative to the U.S. dollar or another currency, it may enter into a forward contract to sell the amount of the former foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. This investment practice generally is referred to as "cross-hedging" when another foreign currency is used.

     The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for the Fund to purchase additional foreign currency on the spot (that is, cash) market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and transaction costs. The Fund may enter into forward contracts or maintain a net exposure to such contracts only if (1) the consummation of the contracts would not obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency, or (2) the Fund marks as segregated cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, in an amount not less than the value of the Fund's total assets committed to the consummation of the contracts. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. However, the Investment Adviser believes it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Fund will be served.

     At or before the maturity date of a forward contract that requires the Fund to sell a currency, the Fund may either sell a portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Fund may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance to the extent the exchange rate between the currencies involved moved between the execution dates of the first and second contracts.

     The cost to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward contracts does not eliminate fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

     Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert holdings of foreign currencies into U.S. dollars on a daily basis. The Fund may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

Swap Agreements

     The Fund may enter into interest rate, index and currency exchange rate swap agreements for purposes of attempting to obtain a particular desired return at a lower cost to the Fund than if the Fund had invested directly in an instrument that yielded the desired return. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or "swapped"between the parties are calculated with respect to a "notional amount," i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket"of securities representing a particular index. The "notional amount" of the swap agreement is only a fictive basis on which to calculate the obligations which the parties to a swap agreement have agreed to exchange. The Fund's obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The Fund's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counter-party will be covered by marking as segregated cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, to avoid any potential leveraging of the Fund's portfolio. The Fund will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Fund's assets.

     Whether the Fund's use of swap agreements will be successful in furthering its investment objective will depend on the Investment Adviser's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counter-party. Restrictions imposed by the Internal Revenue Code of 1986, as amended (the "Code"), may limit the Fund's ability to use swap agreements. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Fund's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Foreign Investment Risks

     Foreign Market Risk. The Fund may invest a portion of its assets in foreign securities. Foreign security investment involves special risks not present in U.S. investments that can increase the chances that the Fund will lose money. Prices of foreign securities may fluctuate more than prices of securities traded in the United States.

     Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund's ability to purchase or sell foreign securities or transfer the Fund's assets or income back into the United States, or otherwise adversely affect the Fund's operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

     Currency Risk and Exchange Risk. Securities in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the securities of the Fund. Generally, when the U.S. dollar rises in value against a foreign currency, your investment in a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Similarly when the U.S. dollar decreases in value against a foreign currency, your investment in a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk is generally known as "currency risk" which is the possibility that a stronger U.S. dollar will reduce returns for U.S. investors investing overseas and a weak U.S. dollar will increase returns for U.S. investors investing overseas.



     EMU. For a number of years, certain European countries have been seeking economic unification that would, among other things, reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these European countries. The Treaty of European Union (the "Maastricht Treaty") seeks to set out a framework for the European Economic and Monetary Union ("EMU") among the countries that comprise the European Union ("EU"). Among other things, EMU established a single common European currency (the "euro") that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all EMU participants by July 1, 2002. Upon implementation of EMU, certain securities issued in participating EU countries (beginning with government and corporate bonds) were redenominated in euros, and are now listed, traded, declaring dividends and making other payments only in euros.

     No assurance can be given that the changes planned for the EU can be successfully implemented, or that these changes will result in the economic and monetary unity and stability intended. There is a possibility that EMU will not be completed, or will be completed but then partially or completely unwound. Because any participating country may opt out of EMU within the first three years, it is also possible that a significant participant could choose to abandon EMU, which could diminish its credibility and influence. Any of these occurrences could have adverse effects on the markets of both participating and non-participating countries, including sharp appreciation or depreciation of participants'national currencies and a significant increase in exchange rate volatility, a resurgence in economic protectionism, an undermining of confidence in the European markets, an undermining of European economic stability, the collapse or slowdown of the drive toward European economic unity, and/or reversion of the attempts to lower government debt and inflation rates that were introduced in anticipation of EMU. Also, withdrawal from EMU at any time by an initial participant could cause disruption of the financial markets as securities redenominated in euros are transferred back into that country's national currency, particularly if the withdrawing country is a major economic power. Such developments could have an adverse impact on the Fund's investments in Europe generally or in specific countries participating in EMU.

     Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the U.S. government does. Some countries may not have laws to protect investors the way that the United States securities laws do. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much disclosure or detail as U.S. accounting standards, it may be harder for the Fund's portfolio managers to completely and accurately determine a company's financial condition.

     Certain Risks of Holding Fund Assets Outside the United States. The Fund generally holds the foreign securities in which it invests outside the United States in foreign banks and securities depositories. These foreign banks and securities depositories may be recently organized or new to the foreign custody business. They may also have operations subject to limited or no regulatory oversight. Also, the laws of certain countries may put limits on the Fund's ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it can be expected that it will be more expensive for the Fund to buy, sell and hold securities in certain foreign markets than it is in the U.S. market due to higher brokerage, transaction, custody and/or other costs. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments.

     Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically involved with the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions. These problems may make it difficult for a Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

     Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, and special U.S. tax considerations may apply.

Risk Factors Relating to Investing in High Yield Securities

     A description of security ratings is attached as an Appendix. Lower-rated or unrated (that is, high yield) securities are more likely to react to developments affecting market risk (such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity) and credit risk (such as the issuer's inability to meet its obligations) than are more highly rated securities, which react primarily to movements in the general level of interest rates. The Investment Adviser considers both credit risk and market risk in making investment decisions for the Fund.

     The amount of high yield securities outstanding proliferated in the 1980's in conjunction with the increase in merger and acquisition and leveraged buyout activity. Under adverse economic conditions, there is a risk that highly leveraged issuers may be unable to service their debt obligations upon maturity. In addition, the secondary market for high yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. Under adverse market or economic conditions, the secondary market for high yield securities could contract further, independent of any specific adverse changes in the condition of a particular issuer. As a result, the Investment Adviser could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Prices realized upon the sale of such lower-rated or unrated securities, under these circumstances, may be less than the prices used in calculating the Fund's net asset value prior to the sale.

     Lower-rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls the obligation for redemption, the Fund may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If the Fund experiences unexpected net redemptions, it may be forced to sell its higher-rated securities, resulting in a decline in the overall credit quality of the Fund's portfolio and increasing the exposure of the Fund to the risks of high yield securities.

Illiquid Securities

     The Fund may not hold more than 15% of its net assets in illiquid securities. Illiquid securities generally include repurchase agreements which have a maturity of longer than seven days, and securities that are illiquid by virtue of the absence of a readily available market (either within or outside of the United States) or because they have legal or contractual restrictions on resale. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act, securities which are otherwise not readily marketable and repurchase agreements that have a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemption within seven days. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Also market quotations are less readily available. The judgment of the Investment Adviser may at times play a greater role in valuing these securities than in the case of unrestricted securities. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

     In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities, convertible securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.

     Rule 144A under the Securities Act allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A established a "safe harbor" from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers. The Investment Adviser anticipates that the market for certain restricted securities such as institutional commercial paper and foreign securities will expand further as a result of this regulation and the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers.

     Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act and commercial paper for which there is a readily available market will not be deemed to be illiquid. The Investment Adviser will monitor the liquidity of such restricted securities subject to the supervision of the Trustees. In reaching liquidity decisions, the Investment Adviser will consider, among others, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (for example, the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). In addition, in order for commercial paper that is issued in reliance on Section 4(2) of the Securities Act to be considered liquid, (1) it must be rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations ("NRSROs"), or if only one NRSRO rates the securities, by that NRSRO, or, if unrated, be of comparable quality in the view of the Investment Adviser; and (2) it must not be "traded flat" (that is, without accrued interest) or in default as to principal or interest. Investing in Rule 144A securities could have the effect of increasing the level of Fund illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities. In addition, Rule 144A securities are generally not deemed illiquid if they are freely tradable in their primary market offshore. Repurchase agreements subject to demand are deemed to have a maturity equal to the notice period.

Repurchase Agreements

     A repurchase agreement is an agreement where the seller agrees to repurchase a security from the Fund at a mutually agreed-upon time and price. The period of maturity is usually quite short, possibly overnight or a few days, although it may extend over a number of months. The resale price is more than the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Fund's money is invested in the repurchase agreement. The Fund's repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. The instruments held as collateral are valued daily, and if the value of these instruments declines, the Fund will require additional collateral. In the event of a default, insolvency or bankruptcy by a seller, the Fund will promptly seek to liquidate the collateral. In such circumstances, the Fund could experience a delay or be prevented from disposing of the collateral. To the extent that the proceeds from any sale of such collateral upon a default in the obligation to repurchase are less than the repurchase price, the Fund will suffer a loss.

Reverse Repurchase Agreements

     The Fund may enter into reverse repurchase agreements, whereby the Fund sells securities concurrently with entering into an agreement to repurchase those securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on those securities. Reverse repurchase agreements are speculative techniques involving leverage and are considered borrowings by the Fund for purposes of the limit applicable to borrowings.

Dollar Rolls

     The Fund may use dollar rolls as part of its investment strategy. In a dollar roll, the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities (same type and coupon) on a specified future date from the same party. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or cash equivalent security position that matures on or before the forward settlement date of the dollar roll transaction.

     The Fund will mark as segregated cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, equal in value to its obligations with respect to dollar rolls. Dollar rolls involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. If the buyer of the securities under a dollar roll files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities. Dollar rolls are speculative techniques involving leverage and are considered borrowings by the Fund for purposes of the limit applicable to borrowings.

Borrowing

     The Fund may borrow for temporary or emergency purposes. This borrowing may be unsecured. The Investment Company Act requires the Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed. Borrowing subjects the Fund to interest costs which may or may not be recovered by appreciation of the securities purchased, and can exaggerate the effect on net asset value of any increase or decrease in the market value of the Fund's portfolio. This is the speculative factor known as leverage.

Securities Lending

     The Fund may lend securities from its portfolio with a value not exceeding 33-1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. The Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. The Fund could also experience delays and costs in gaining access to the collateral. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. The Fund has received an exemptive order from the Commission permitting it to retain an affiliate of the Fund as lending agent and to permit Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates to be a borrower of securities from the Fund. See "Portfolio Transactions and Brokerage."

When-Issued Securities

     The Fund may purchase securities on a when-issued or delayed-delivery basis, generally in connection with an underwriting or other offering. When-issued and delayed-delivery transactions occur when securities are bought with payment for and delivery of the securities scheduled to take place at a future time, beyond normal settlement dates, generally from 15 to 45 days after the transaction. The price that the Fund is obligated to pay on the settlement date may be different from the market value on that date. While securities may be sold prior to the settlement date, the Fund intends to purchase such securities with the purpose of actually acquiring them, unless a sale would be desirable for investment reasons. At the time the Fund makes a commitment to purchase a security on a when-issued basis, it will record the transaction and reflect the value of the security each day in determining the Fund's net asset value. The Fund will also mark as segregated with its custodian cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, equal in value to its obligations for when-issued securities.

Real Estate Investment Trusts

     The Fund may invest in securities of real estate investment trusts or REITs. Unlike corporations, REITs do not have to pay income taxes if they meet certain requirements under the Code. REITs offer investors greater liquidity and diversification than direct ownership of properties, as well as greater income potential than an investment in common stocks. Like any investment in real estate, though, a REIT's performance depends on several factors, such as its ability to find tenants for its properties, to renew leases and to finance property purchases and renovations.

Shares of Other Investment Companies

     The Fund can invest in securities of other investment companies except to the extent prohibited by law. Like all equity investments, these investments may go up or down in value. They also may not perform in correlation with the Fund's principal strategies. The Fund will pay additional fees through its investments in other investment companies.

Short Sales Against-the-Box

     The Fund can borrow and sell "short" securities when it also owns an equal amount of those securities (or their equivalent). No more than 25% of the Fund's total assets can be held as collateral for short sales at any one time.

Corporate Loans

     The Fund can invest in corporate loans. Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate ("LIBOR") or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less responsive to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, the Fund may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a "syndicate". The syndicate's agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent developed financial problems, the Fund may not recover its investment, or there might be a delay in the Fund's recovery. By investing in a corporate loan, the Fund becomes a member of the syndicate.

Temporary Defensive Position

     When adverse market or economic conditions indicate to the Investment Adviser that a temporary defensive strategy is appropriate, the Fund may invest all or part of its assets in short-term investment grade debt obligations of the U.S. government, its agencies and instrumentalities, money market mutual funds, bank certificates of deposit, bankers'acceptances, high quality commercial paper, demand notes and repurchase agreements.

                          MANAGEMENT OF THE COMPANY

Directors and Officers

     The Directors of the Company consist of nine individuals, eight of whom are not "interested persons" of the Company as defined in the Investment Company Act. The same individuals serve as Trustees of the Master Trust. The Directors of the Company are responsible for the overall supervision of the operations of the Company and perform the various duties imposed on the directors of investment companies by the Investment Company Act. The Board of Directors elects officers of the Company annually.

     Each non-interested Director is a member of the Company's Audit and Nominating Committee (the "Committee"). The principal responsibilities of the Committee are to: (i) recommend to the Board the selection, retention or termination of the Company's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Company's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the

Company's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Company's accounting and financial reporting policies and practices and internal controls. The Board of the Company has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist them in connection with these duties. During the fiscal year ended June 30, 2002, the Committee held four meetings.

     Biographical Information. Certain biographical and other information relating to the non-interested Directors of the Company is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Manager and its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM") ("MLIM/FAM-advised funds"), and other public directorships:



                                                                                       Number of
                       Position(s)   Term of Office+                                   MLIM/FAM-
                        Held with    and Length of       Principal Occupation         Advised Funds               Public
Name, Address* and Age the Company    Time Served       During Past Five Years         Overseen              Directorships
-----------------------------------------------------------------------------------------------------------------------------

James H. Bodurtha (58) Director    Director since 2002 Director and Executive      42 registered investment     None
                                                       Vice President, The China   companies consisting of
                                                       Business Group, Inc.        62 portfolios
                                                       since 1996; Chairman and
                                                       Chief Executive Officer,
                                                       China Enterprise
                                                       Management Corporation
                                                       from 1993 to 1996;
                                                       Director and Chairman,
                                                       Berkshire Holding
                                                       Corporation since 1980;
                                                       Partner, Squire, Sanders
                                                       & Dempsey from 1980 to
                                                       1993.


Joe Grills (67)       Director   Director since 2000   Member of the Committee    42 registered investment   Kimco Realty
                                                       of Investment of Employee  companies consisting of    Corporation
                                                       Benefit Assets of the      62 portfolios
                                                       Association of Financial
                                                       Professionals ("CIEBA")
                                                       since 1986; Member of
                                                       CIEBA's Executive
                                                       Committee since 1988 and
                                                       its Chairman from 1991 to
                                                       1992; Assistant Treasurer
                                                       of International Business
                                                       Machines Corporation
                                                       ("IBM") and Chief
                                                       Investment Officer of IBM
                                                       Retirement Funds from
                                                       1986 to 1993; Member of
                                                       the Investment Advisory
                                                       Committee of the State of
                                                       New York Common
                                                       Retirement Fund since
                                                       1989; Member of the
                                                       Investment Advisory
                                                       Committee of the Howard
                                                       Hughes Medical Institute
                                                       from 1997 to 2000;
                                                       Director, Duke Management
                                                       Company since 1992 and
                                                       Vice Chairman thereof
                                                       since 1998; Director,
                                                       LaSalle Street Fund from
                                                       1995 to 2001; Director,
                                                       Kimco Realty Corporation
                                                       since 1997; Member of the
                                                       Investment Advisory
                                                       Committee of the Virginia
                                                       Retirement System since
                                                       1998; Director,
                                                       Montpelier Foundation
                                                       since 1998 and its Vice
                                                       Chairman since 2000;
                                                       Member of the Investment
                                                       Committee of the
                                                       Woodberry Forest School
                                                       since 2000; Member of the
                                                       Investment Committee of
                                                       the National Trust for
                                                       Historic Preservation
                                                       since 2000.

                                      23



                                                                                       Number of
                       Position(s)   Term of Office+                                   MLIM/FAM-
                        Held with    and Length of       Principal Occupation         Advised Funds               Public
Name, Address* and Age the Company    Time Served       During Past Five Years         Overseen              Directorships
-----------------------------------------------------------------------------------------------------------------------------
Herbert I. London (63) Director   Director since 2002  John M. Olin Professor of    42 registered investment     None
                                                       Humanities, New York         companies consisting of
                                                       University since 1993 and    62 portfolios
                                                       Professor thereof since
                                                       1980; President, Hudson
                                                       Institute since 1997 and
                                                       Trustee thereof since
                                                       1980; Dean, Gallatin
                                                       Division of New York
                                                       University from 1976 to
                                                       1993; Distinguished
                                                       Fellow, Herman Kahn
                                                       Chair, Hudson Institute
                                                       from 1984 to 1985;
                                                       Director, Damon Corp.
                                                       from 1991 to 1995;
                                                       Overseer, Center for
                                                       Naval Analyses from 1983
                                                       to 1993; Limited Partner,
                                                       Hypertech LP since 1996.


Andre F. Perold (50)   Director   Director since 2002  Harvard Business School:     42 registered investment      None
                                                       George Gund Professor of     companies consisting of
                                                       Finance and Banking since    62 portfolios
                                                       2000; Senior Associate
                                                       Dean, Director of Faculty
                                                       Recruiting since 2001;
                                                       Finance Area Chair from
                                                       1996 to 2001; Sylvan C.
                                                       Coleman Professor of
                                                       Financial Management from
                                                       1993 to 2000; Trustee,
                                                       Commonfund from 1989 to
                                                       2001; Director, Genbel
                                                       Securities Limited and
                                                       Gensec Bank since 1999;
                                                       Director, Stockback.com
                                                       since 2001; Director,
                                                       Sanlam Limited since
                                                       2001; Director, Sanlam
                                                       Investment Management
                                                       from 1999 to 2001;
                                                       Director,
                                                       Bulldogresearch.com from
                                                       2000 to 2001; Director,
                                                       Quantec Limited from 1991
                                                       to 1999.



Roberta Cooper Ramo    Director  Director since 2002   Shareholder, Modrall,        42 registered investment      None
(60)                                                   Sperling, Roehl, Harris &    companies consisting of
                                                       Sisk, P.A. since 1993;       62 portfolios
                                                       President, American Bar
                                                       Association from 1995 to
                                                       1996 and Member of the
                                                       Board of Governors
                                                       thereof from 1994 to
                                                       1997; Partner, Poole,
                                                       Kelly & Ramo, Attorneys
                                                       at Law, P.C. from 1977 to
                                                       1993; Director of Coopers
                                                       Inc. since 1999; Director
                                                       of ECMC Group (service
                                                       provider to students,
                                                       schools and lenders)
                                                       since 2001; Director,
                                                       United New Mexico Bank
                                                       (now Wells Fargo) from
                                                       1983 to 1988; Director,
                                                       First National Bank of
                                                       New Mexico (now First
                                                       Security) from 1975 to
                                                       1976.




                                        24



                                                                                       Number of
                       Position(s)   Term of Office+                                   MLIM/FAM-
                        Held with    and Length of       Principal Occupation         Advised Funds               Public
Name, Address* and Age the Company    Time Served       During Past Five Years         Overseen              Directorships
-----------------------------------------------------------------------------------------------------------------------------
Robert S.              Director   Director since 2002   Principal of STI             42 registered investment     None
Salomon, Jr. (65)                                       Management (investment       companies consisting of
                                                        advisor) since 1994;         62 portfolios
                                                        Chairman and CEO of
                                                        Salomon Brothers Asset
                                                        Management Inc. from 1992
                                                        to 1995; Chairman of
                                                        Salomon Brothers Equity
                                                        Mutual Funds from 1992 to
                                                        1995; regular columnist
                                                        with Forbes Magazine
                                                        since 1992; Director of
                                                        Stock Research and U.S.
                                                        Equity Strategist at
                                                        Salomon Brothers Inc.
                                                        from 1975 to 1991;
                                                        Trustee, Commonfund from
                                                        1980 to 2001.




Melvin R.              Director   Director since 2002   Director of Silbanc       42 registered investment     None
Seiden (72)                                             Properties, Ltd. (real    companies consisting of
                                                        estate, investment and    62 portfolios
                                                        consulting) since 1987;
                                                        Chairman and President of
                                                        Seiden & de Cuevas, Inc.
                                                        (private investment firm)
                                                        from 1964 to 1987.





Stephen R.             Director   Director since 2002   Chairman of Fernwood      42 registered investment     None
Swensrud (69)                                           Advisors (investment      companies consisting of
                                                        adviser) since 1996;      62 portfolios
                                                        Principal of Fernwood
                                                        Associates (financial
                                                        consultant) since 1975;
                                                        Chairman of RPP
                                                        Corporation
                                                        (manufacturing) since
                                                        1978; Director,
                                                        International Mobile
                                                        Communications, Inc.
                                                        (telecommunications)
                                                        since 1998.

*    The address of each Director is P.O. Box 9011, Princeton, New Jersey
     08543-9011.

+ Each Director serves until his or her successor is elected or qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Company's by-laws, charter or by statute.

     Certain biographical and other information relating to the Director who is an officer and an "interested person" of the Company as defined in the Investment Company Act (the "interested Director") and to the other officers of the Company is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held.



                                                                                         Number of
                       Position(s)   Term of Office+                                     MLIM/FAM-
                        Held with    and Length of       Principal Occupation         Advised Funds and             Public
Name, Address+ and Age the Company    Time Served       During Past Five Years       Portfolios  Overseen        Directorships
-----------------------------------------------------------------------------------------------------------------------------
Terry K. Glenn (62)++ Director and     President and       Chairman (Americas         118 registered investment    None
                      President        Director** since    Region) of FAM and MLIM    companies consisting of
                                       1999                (such terms as used        169 portfolios
                                                           herein include their
                                                           corporate predecessors)
                                                           since 2000; Executive
                                                           Vice President of FAM and
                                                           MLIM since 1983;
                                                           President of Merrill
                                                           Lynch Mutual Funds since
                                                           1999; President of FAM
                                                           Distributors, Inc.
                                                           ("FAMD") since 1986 and
                                                           Director thereof since
                                                           1991; Executive Vice
                                                           President and Director of
                                                           Princeton Services, Inc.
                                                           ("Princeton Services")
                                                           since 1993; President of
                                                           Princeton Administrators,
                                                           L.P. ("Princeton
                                                           Administrators") since
                                                           1988; Director of
                                                           Financial Data Services,
                                                           Inc. since 1985.


                                 25



                                                                                          Number of
                       Position(s)   Term of Office+                                      MLIM/FAM-
Name, Address+          Held with    and Length of       Principal Occupation          Advised Funds and             Public
and Age                the Company    Time Served       During Past Five Years        Portfolios  Overseen        Directorships
-----------------------------------------------------------------------------------------------------------------------------
Donald C.         Vice President  Vice President since  First Vice President and    118 registered investment    None
Burke (42)        and Treasurer   2000 and Treasurer    Treasurer of FAM and MLIM   companies consisting of
                                  since 2000            since 1997 and Treasurer    169 portfolios
                                                        thereof since 1999;
                                                        Senior Vice President and
                                                        Treasurer of Princeton
                                                        Services since 1999; Vice
                                                        President of FAMD since
                                                        1999; Vice President of
                                                        FAM and MLIM from 1990 to
                                                        1997; Director of
                                                        Taxation of the Manager
                                                        since 1990.




Phillip S.       Secretary        Secretary             First Vice President of     6 registered investment       None
Gillespie (38)                    since 2001            Merrill Lynch Investment    companies consisting of 6
                                                        Managers (MLIM) since       portfolios
                                                        2001; Director of MLIM
                                                        since 2000; Vice
                                                        President of MLIM from
                                                        1999 to 2000; Attorney
                                                        associated with MLIM
                                                        since 1998; Assistant
                                                        General Counsel of
                                                        Chancellor LGT Asset
                                                        Management Inc. from 1997
                                                        to 1998; Senior Counsel
                                                        and Attorney in the
                                                        Division of Investment
                                                        Management and Office of
                                                        General Counsel at the
                                                        U.S. Securities and
                                                        Exchange Commission from
                                                        1993 to 1997.



John Burger (40)     Portfolio Manager     Portfolio    Director of MLIM since      5 registered investment    None
                                           Manager      1996; Head of the           companies consisting of 8
                                           since 2002   Corporate Total Return      portfolios
                                                        Investment Team at MLIM
                                                        since 2001.


Patrick Maldari (40) Portfolio Manager    Portfolio     Managing Director of MLIM   5 registered investment    None
                                          Manager since and Head of the Total       companies consisting of 8
                                          2001          Return consisting of        portfolios
                                                        Investment Team at MLIM
                                                        since 2001; Portfolio
                                                        Manager of MLIM since
                                                        1987.


James J. Pagano (40) Portfolio Manager    Portfolio     Vice President of MLIM      5 registered investment    None
                                          Manager since since 1997; Portfolio       companies consisting of 8
                                          2001          Manager with the Total      portfolios
                                                        Return Team since 2001.


Frank Viola (38)     Portfolio Manager    Portfolio     Managing Director and       8 registered investment    None
                                          Manager since Head of Structured          companies consisting of 8
                                          2001          Products Investment Team    portfolios
                                                        of MLIM since 2001;
                                                        Portfolio Manager at MLIM
                                                        since 1997.



 + The address for each Director and officer listed above is P.O. Box 9011, Princeton, New Jersey 08543-9011.

++ Mr. Glenn is an "interested person," as defined in the Investment Company Act, of the Company based on his position with FAM, MLIM, FAMD, Princeton Services and Princeton Administrators.

 * Elected by and serves at the pleasure of the Board of Directors of the Company.

** As a Director, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until the earlier of his death, resignation or removal as provided in the Company's by-laws, charter or by statute.

     Share Ownership. Information relating to each Director's share ownership in the Company and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Director ("Supervised Merrill Lynch Funds") as of December 31, 2001 is set forth in the chart below:





                     Aggregate Dollar Range        Aggregate Dollar Range of Securities in
Name                 of Equity in the Company        Supervised Merrill Lynch Funds
                        -----------------           ---------------------------------

Interested Director:
      Terry K. Glenn             None                     Over $100,000
Non-Interested Directors:
      James H. Bodurtha          None                     $50,001 - $100,000
      Joe Grills                 None                     Over $100,000
      Herbert I. London          None                     $50,001 - $100,000
      Andre F. Perold            None                     None
      Roberta Cooper Ramo        None                     None
      Robert S. Salomon, Jr.     None                     None
      Melvin R. Seiden           None                     $1 - $10,000
      Stephen R. Swensrud        None                     None


     As of October 4, 2002, the Directors and officers of the Company as a group owned an aggregate of less than 1% of the outstanding shares of the Company. As of December 31, 2001, none of the non-interested Directors of the Company nor any of their immediate family members owned beneficially or of record any securities of Merrill Lynch & Co. ("ML & Co.").

Compensation of Directors

     The Company pays each non-interested Director a combined fee, for service on the Board and the Committee, of $1,300 per year plus $150 per in-person Board meeting attended and $150 per in-person Committee meeting attended. The Company reimburses each non-interested Director for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings.

     The following table shows the compensation earned by the non-interested Directors for the fiscal year ended June 30, 2002, and the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2001.
                                                           Aggregate
                                         Pension or       Compensation
                                        Retirement          from the
                                         Benefits         Company and
                                        Accrued as Part      Other
                        Compensation     of Company      FAM/MLIM-Advised
Name                   from the Funds     Expense             Funds
-----                   ---------     ---------------    ------------
James H. Bodurtha*        $ 325            None            $160,000
Joe Grills                $4,572           None            $259,500
Herbert I. London*        $ 325            None            $160,000
Andre F. Perold*          $ 325            None            $160,000
Roberta Cooper Ramo*      $ 325            None            $160,000
Robert S. Salomon, Jr.*   $ 325            None            $222,000
Melvin R. Seiden*         $ 325            None            $222,000
Stephen B. Swensrud*      $ 325            None            $406,083

*    Elected to the Board on April 15, 2002.

     Directors of the Fund may purchase Class A shares of the Fund at net asset value. See "Purchase of Shares -- Reduced Initial Sales Charges -- Purchase Privilege of Certain Persons."

Investment Advisory Arrangements

     Investment Advisory Services and Fee. The Fund currently invests all of its assets in shares of the Portfolio. Accordingly, the Fund does not invest directly in portfolio securities and does not require investment advisory services. All portfolio management occurs at the level of the Master Trust. The Master Trust has entered into an investment advisory agreement for the Portfolio with the Investment Adviser (the "Advisory Agreement"). Subject to the supervision of the Trustees of the Master Trust, the Investment Adviser is responsible for the actual management of the Portfolio and continuously reviews the Portfolio's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all office space, facilities, equipment and necessary personnel for management of the Portfolio. The Investment Adviser receives for its services to the Portfolio a monthly fee at an annual rate of 0.21% of the

Portfolio's average daily net assets. For purposes of this calculation, average daily net assets are determined at the end of each month on the basis of the average net assets of the Portfolio for each day during the month. For the fiscal year ended June 30, 2002 and the fiscal period from October 6, 2000 (commencement of operations) to June 30, 2001, the total advisory fees payable to the Investment Adviser aggregated 712,976 and $491,202, respectively.

     Payment of Master Trust Expenses. The Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Master Trust. The Investment Adviser is also obligated to pay, or cause an affiliate to pay, the fees of all officers and Trustees of the Master Trust who are affiliated persons of the Investment Adviser or any sub-adviser or of an affiliate of the Investment Adviser or any sub-adviser. The Portfolio pays, or causes to be paid, all other expenses incurred in the operation of the Portfolio (except to the extent paid by the Distributor), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, copies of the Registration Statement, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of non-interested Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Portfolio. Accounting services are provided to the Portfolio by the Investment Adviser or an affiliate of the Investment Adviser, and the Portfolio reimburses the Investment Adviser or an affiliate of the Investment Adviser for its costs in connection with such services.

     Organization of the Investment Adviser. The Investment Adviser is a limited partnership, the partners of which are ML & Co., Inc. and Princeton Services. ML & Co., Inc. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities and their power to exercise a controlling influence over its management or policies.

     Securities held by the Portfolio may also be held by other funds for which the Investment Adviser or MLIM acts as an adviser or by investment advisory clients of the Investment Adviser or MLIM. Because of different investment objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Portfolio or for other funds for which the Investment Adviser or MLIM acts as investment adviser or for their advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or MLIM during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

     Duration and Termination. Unless earlier terminated as described below, the Advisory Agreement will continue in effect for two years from its effective date. Thereafter, it will remain in effect from year to year if approved annually (a) by the Board of Trustees of the Master Trust or by a majority of the outstanding shares of the Portfolio and (b) by a majority of the Trustees of the Master Trust who are not parties to the Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party. The Advisory Agreement is not assignable and will automatically terminate in the event of its assignment. In addition, such contract may be terminated by the vote of a majority of the outstanding voting securities of the Portfolio or by the Investment Adviser without penalty on 60 days'written notice to the other party.

Administration Arrangements

     The Fund has entered into an administration agreement (the "Administration Agreement") with the Investment Adviser serving as Administrator (the "Administrator"). The Administrator receives for its administration services to the Fund monthly compensation at the annual rate of 0.25% of the average daily net assets of the Fund. For the fiscal period from October 6, 2000 (commencement of operations) to June 30, 2001, the Administrator earned fees of $5,119, all of which was waived. Also, the Administrator reimbursed the Fund $157,284 for additional expenses. For the fiscal year ended June 30, 2002, the Administrator earned fees of $270,184 of which $220,966 was waived.

     The Administration Agreement obligates the Administrator to provide certain administrative services to the Fund and to pay, or cause its affiliates to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Fund. The Administrator is also obligated to pay, or cause its affiliates to pay, the fees of those officers and Directors who are affiliated persons of the Administrator or any of its affiliates.

The Fund pays, or causes to be paid, all other expenses incurred in the operation of the Fund (except to the extent paid by the Distributor), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and Financial Data Services, Inc. (the "Transfer Agent"), expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Administrator, or of an affiliate of the Administrator, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of its shares. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares -- Distribution Plans."

     Duration and Termination. Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from its effective date. Thereafter it will remain in effect from year to year if approved annually (a) by the Board of Directors and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract is not assignable and may be terminated without penalty on 60 days'written notice at the option of either party thereto or by the vote of the shareholders of the Fund.

     Transfer Agency Services. The Transfer Agent, a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Pursuant to the Transfer Agency Agreement, the Transfer Agent receives a fee ranging from $11.00 to $23.00 per account (depending on the level of services required), and certain other fees relating to special processing of sub-transfer agency relationships. The Transfer Agent is entitled to reimbursement for certain transaction charges and out-of-pocket expenses incurred by the Transfer Agent under the Transfer Agency Agreement. For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system.

     Accounting Services. The Fund and the Portfolio each entered into an agreement with State Street Bank and Trust Company, effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund and the Portfolio. The Fund and the Portfolio pay a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund and the Portfolio at its cost in connection with such services.

     The Investment Adviser continues to provide certain accounting services to the Fund and the Portfolio and the Fund and the Portfolio reimburses the Investment Adviser for the cost of these services.

     The table below shows the amounts paid by the Fund and the Portfolio to State Street or the Investment Adviser for the period indicated:

                                          Fund                       Portfolio
                               --------------------------  ------------------------------
                                  Paid to       Paid to       Paid to       Paid to the
Fiscal Year                    State Street  Administrator State Street Investment Adviser
-----------                    ------------ -------------- ------------  -----------------
Fiscal Year ended June 30, 2002     $ 0          $   0        $192,211       $20,959
Period ended June 30, 2001+         $ 0**        $ 778        $ 91,439**     $73,535


 *   For providing services to the Fund and the Portfolio.

** Represents payments pursuant to the agreement with State Street commencing January 1, 2001.

 +   The Fund and Portfolio commenced operations on October 6, 2000.

     Distribution Expenses. The Fund has entered into a distribution agreement with the Distributor in connection with the continuous offering of shares of the Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of the shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Advisory Agreement described above.

Code of Ethics

     The Board of Directors of the Company and the Board of Trustees of the Master Trust each have approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Master Trust, the Company, the Investment Adviser and the Distributor (the "Code"). The Code significantly restricts the personal investing activities of all employees of the Investment Adviser and the Distributor and, as described below, imposes additional, more onerous, restrictions on fund investment personnel.

     The Code requires that all employees of the Investment Adviser and the Distributor preclear any personal securities investment (with limited exceptions, such as mutual funds, high-quality short-term securities and direct obligations of the U.S. government). The preclearance requirement and associated procedures are designed to identify any substantive prohibition or limitation applicable to the proposed investment. The substantive restrictions applicable to all employees of the Investment Adviser and the Distributor include a ban on acquiring any securities in a "hot" initial public offering. In addition, investment personnel are prohibited from profiting on short-term trading in securities. No employee may purchase or sell any security which at the time is being purchased or sold (as the case may be), or to the knowledge of the employee is being considered for purchase or sale, by any fund advised by the Investment Adviser. Furthermore, the Code provides for trading "blackout periods" which prohibit trading by investment personnel of the Fund within seven calendar days before or after trading by the Fund in the same or an equivalent security.

                              PURCHASE OF SHARES

     Reference is made to "How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

     The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System which permits each investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of the time the investor expects to hold the shares and other relevant circumstances. Each Class A, Class B, Class C and Class D share of the Fund represents an identical interest in the investment portfolio of the Fund, and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees, and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The CDSCs and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, will be imposed directly against those classes and not against all assets of the Fund, and, accordingly, such charges will not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares will be calculated in the same manner at the same time and will differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Class B, Class C and Class D shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan). Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."

     Investors should understand that the purpose and function of the initial sales charges with respect to Class A and Class D shares are the same as those of the CDSC and distribution fees with respect to Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares. Investors are advised that only Class A and Class D shares may be available for purchase through securities dealers, other than Merrill Lynch, that are eligible to sell shares.

     The Merrill Lynch Select Pricing(SM) System is used by more than 50 registered investment companies advised by the Investment Adviser or its affiliate, MLIM. Funds advised by the Investment Adviser or MLIM that use the Merrill Lynch Select Pricing(SM) System are referred to herein as "Merrill Lynch-advised mutual funds."

     The Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after receipt of the purchase order by the Distributor. As to purchase orders received by securities dealers or other financial intermediaries prior to the close of regular trading on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time) which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of regular trading on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of regular trading on the NYSE on that day, such orders shall be deemed received on the next business day. Dealers have the responsibility of submitting purchase orders to the Fund not later than 30 minutes after the close of regular trading on the NYSE in order to purchase shares at that day's offering price.

     The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Fund or the Distributor for any reason, including to prevent the "market-timing" of the Fund. Neither the Distributor nor the dealers nor other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Merrill Lynch may charge its customers a processing fee (presently $5.35) to confirm a sale of shares to such customers. Purchases made directly through the Transfer Agent are not subject to the processing fee.

Initial Sales Charge Alternatives -- Class A and Class D Shares

     Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares.

     Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charge and, in the case of Class D shares, the account maintenance fee. Although some investors who previously purchased Class A shares may no longer be eligible to purchase Class A shares of other Merrill Lynch-advised mutual funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.

     The term "purchase" also includes purchases by employee benefit plans not qualified under Section 401 of the Code, including purchases by employees or by employers on behalf of employees, by means of a payroll deduction plan or otherwise, of shares of the Fund. Purchases by such a company or non-qualified employee benefit plan will qualify for the quantity discounts discussed above only if the Fund and the Distributor are able to realize economies of scale in sales effort and sales related expense by means of the company, employer or plan making the Fund's Prospectus available to individual investors or employees and forwarding investments by such persons to the Fund and by any such employer or plan bearing the expense of any payroll deduction plan.

     Eligible Class A Investors. Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends from outstanding Class A shares. Investors who currently own Class A shares in a shareholder account including participants in the Merrill Lynch Blueprint (SM) Program, are entitled to purchase additional Class A shares in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class A shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Investment Adviser or any of its affiliates. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs provided that the program has $3 million or more initially invested in Merrill Lynch-advised mutual funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMA (SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee, certain Merrill Lynch investment programs that offer pricing alternatives for securities transactions and purchases made in connection with certain fee-based programs. In addition, Class A shares are offered at net asset value to Merrill Lynch & Co., Inc. and its subsidiaries and their directors and employees and to members of the Boards of Merrill Lynch-advised mutual funds, including the Fund. Certain persons who acquired shares of certain Merrill Lynch-advised closed-end funds in their initial offerings who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of the Fund also may purchase Class A shares of the Fund if certain conditions set forth in the Statement of Additional Information are met. In addition, Class A shares of the Fund and certain other Merrill Lynch-advised mutual funds are offered at net asset value to shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. and, if certain conditions are met, to shareholders of Merrill Lynch Municipal Strategy Fund, Inc. and Merrill Lynch High Income Municipal Bond Fund, Inc. who wish to reinvest the net proceeds from a sale of certain of their shares of common stock pursuant to a tender offer conducted by such funds in shares of the Fund and certain other Merrill Lynch-advised mutual funds.

     Class A and Class D Sales Charge Information.

                                  Class A Shares
-----------------------------------------------------------------------------------------
                                                                       CDSCs Received
 For the Fiscal       Gross Sales    Sales Charges    Sales Charges     on Redemption
Year Ended June         Charges        Retained by   Paid to Merrill   of Load-Waived
      30,              Collected      Distributor         Lynch            Shares
------------------  -------------  ---------------  -----------------  ------------------
     2002               $     0         $     0          $      0           $10,375
     2001*              $     0         $     0          $      0           $     0


                                  Class D Shares
-----------------------------------------------------------------------------------------
                                                                       CDSCs Received
 For the Fiscal       Gross Sales    Sales Charges    Sales Charges     on Redemption
Year Ended June         Charges        Retained by   Paid to Merrill   of Load-Waived
      30,              Collected      Distributor         Lynch            Shares
------------------  -------------  ---------------  -----------------  ------------------
     2002               $116,106       $23,902         $92,204            $4,981
     2001*              $  1,449       $   221         $ 1,228            $    0

----------------
* For the fiscal period from October 6, 2000 (commencement of operations) to June 30, 2001.

     The Distributor may reallow discounts to selected dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers and other financial intermediaries selling Class A and Class D shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

Reduced Initial Sales Charges -- Class A and Class D Shares

     Reinvested Dividends. No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends or capital gains distributions.

     Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Fund and of other Merrill Lynch-advised mutual funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

     Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of Class A or Class D shares of the Fund or any other Merrill Lynch-advised mutual funds made within a 13-month period starting with the first purchase pursuant to a Letter of Intent in the form provided by the Distributor. The Letter of Intent is available only to investors whose accounts are maintained at the Fund's transfer agent. The Letter of Intent is not available to employee benefit plans for which Merrill Lynch provides plan-participant recordkeeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of the Fund and of other Merrill Lynch-advised mutual funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares purchased does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A shares or Class D shares equal to 5% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to the reduced percentage sales charge but there will be no retroactive reduction of the sales charges on any previous purchase. The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from a Merrill Lynch-advised money market fund into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intent for the Fund.

     TMA(SM) Managed Trusts. Class A shares are offered to TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services at net asset value.

     Employee Access(SM) Accounts. Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee Access SM Accounts available through authorized employers that provide employer-sponsored retirement or savings plans that are eligible to purchase such shares at net asset value. The initial minimum for such accounts is $500, except that the initial minimum for shares purchased for such accounts pursuant to the Automatic Investment Program is $50.

Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements

     Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class A or Class D shares at net asset value, based on the number of employees or numbers of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Certain other plans may purchase Class B shares with a waiver of CDSC upon redemption, based on similar criteria. Such Class B shares will convert into Class D shares approximately ten years after the plan purchases the shares of any Merrill Lynch-advised mutual fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

     Purchase Privilege of Certain Persons. Directors of the Company, members of the Boards of other Merrill Lynch-advised investment companies and ML & Co. and its subsidiaries (the term "subsidiaries", when used herein with respect to ML & Co., includes MLIM, FAM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and their directors and employees, and any trust, pension, profit-sharing or other benefit plan for such persons may purchase Class A shares of the Fund at net asset value.

     Class D shares of the Fund will be offered at net asset value, without a sales charge, to an investor who has a business relationship with a financial advisor who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor if the following conditions are satisfied. First, the investor must advise Merrill Lynch that they will purchase Class D shares of the Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the financial advisor's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis. Second, the investor must also establish that such redemption had been made within 60 days prior to the investment in the Fund, and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.

     Class D shares of the Fund will be offered at the net asset value, without a sales charge, to an investor who has a business relationship with a Merrill Lynch Financial Advisor and who has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: First, the investor must advise Merrill Lynch that the investor will purchase Class D shares of the Fund with proceeds from a redemption of such shares of other mutual funds that have been outstanding for a period of no less than six months. Second, the investor must also establish that such purchase of Class D shares had been made within 60 days after the redemption and the proceeds from the redemption must have been maintained in the interim in cash or a money market fund.

     Class D shares of the Fund are also offered at net asset value, without a sales charge, to an investor who has a business relationship with a Merrill Lynch Financial Advisor and who has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated, if the following conditions are satisfied:
First, the investor must purchase Class D shares of the Fund with proceeds from a redemption of shares of such other mutual fund and such fund was subject to a sales charge either at the time of purchase or on a deferred basis. Second, such purchase of Class D shares must be made within 90 days after such notice of termination.

     Closed-End Fund Investment Option. Class A shares of the Fund and other Merrill Lynch-advised mutual funds ("Eligible Class A shares") are offered at net asset value to shareholders of certain closed-end funds advised by the Investment Adviser or MLIM who purchased such closed-end fund shares prior to October 21, 1994 (the date Merrill Lynch Select Pricing(SM) System commenced operations) and wish to reinvest the net proceeds of a sale of their closed-end fund shares of common stock in Eligible Class A shares of the Fund, if the conditions set forth below are satisfied. Alternatively, closed-end fund shareholders who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of their closed-end fund shares are offered Class A shares (if eligible to buy Class A shares) or Class D shares of the Fund and other Merrill Lynch-advised mutual funds ("Eligible Class D shares") if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Class D shares. Second, the closed-end fund shares must either have been acquired in the initial public offering or be shares representing dividends from shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, the shareholder must have purchased a minimum of $250 of closed-end fund shares to be eligible for the reinvestment option.

     Shareholders of certain Merrill Lynch-advised continuously offered closed-end funds may reinvest at net asset value the net proceeds from a sale of certain shares of common stock of such funds in shares of the Fund. Upon exercise of this investment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class A shares of the Fund and shareholders of Merrill Lynch Municipal Strategy Fund, Inc. and Merrill Lynch High Income Municipal Bond Fund Inc. will receive Class D shares of the Fund, except that shareholders already owning Class A shares of the Fund will be eligible to purchase additional Class A shares pursuant to this option, if such additional Class A shares will be held in the same account as the existing Class A shares and the other requirements pertaining to the reinvestment privilege are met. In order to exercise this investment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an "eligible fund") must sell his or her shares of common stock of the eligible fund (the "eligible shares") back to the fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of the Fund. This investment option is available only with respect to eligible shares as to which no Early Withdrawal Charge or CDSC (each as defined in the eligible fund's prospectus) is applicable. Purchase orders from eligible fund shareholders wishing to exercise this investment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of the Fund on such day.

     Acquisition of Certain Investment Companies. The public offering price of Class D shares may be reduced to the net asset value per Class D share in connection with the acquisition of the assets of or merger or consolidation with a public or private investment company.

Deferred Sales Charge Alternatives -- Class B and Class C Shares

     Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Merrill Lynch-advised mutual funds.

     Because no initial sales charges are deducted at the time of purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors who do not qualify for a reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares of the Fund will be converted into Class D shares of the Fund after a conversion period of approximately ten years, and thereafter investors will be subject to lower ongoing fees.

     The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase.

     Class B and Class C shares are sold without an initial sales charge so that the Fund will receive the full amount of the investor's purchase payment. Merrill Lynch compensates its financial advisors for selling Class B and Class C shares at the time of purchase from its own funds. See "Distribution Plans."

Class B and Class C Sales Charge Information.



















                       Class B Shares**
-----------------------------------------------------------------------------
For the Fiscal                  CDSCs received             CDSCs paid to
Year Ended June 30,             by Distributor             Merrill Lynch
-------------------             --------------             --------------
2002                                 $81,800                   $81,800
2001*                                $13,163                   $13,163


                       Class C Shares
-----------------------------------------------------------------------------
For the Fiscal                  CDSCs received             CDSCs paid to
Year Ended June 30,             by Distributor             Merrill Lynch
-------------------             --------------             ---------------
2002                                 $49,636                   $49,636
2001*                                $   447                   $   447

 * For the fiscal period from October 6, 2000 (commencement of operations) to June 30, 2001.

** Additional Class B CDSC's payable to the distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.

     Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of dealers (including Merrill Lynch) related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial consultants for selling Class B and Class C shares. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. Approximately ten years after issuance, Class B shares will convert automatically into Class D shares of the Fund, which are subject to an account maintenance fee but no distribution fee. Class B shares of certain other Merrill Lynch-advised mutual funds into which exchanges may be made convert into Class D shares automatically after approximately eight years. If Class B shares of the Fund are exchanged for Class B shares of another Merrill Lynch-advised mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.

     Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the NASD asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges." Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Service -- Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

     Contingent Deferred Sales Charge -- Class B Shares. Class B shares which are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no charge will be assessed on shares derived from reinvestment of dividends or capital gains distributions.

     The following table sets forth the rates of the CDSC on Class B shares:

                                                CDSC as a Percentage
                                                 of Dollar Amount
    Year Since Purchase Payment Made            Subject to Charge
    --------------------------------            ---------------------
               0-1                                     4.00%
               1-2                                     4.00%
               2-3                                     3.00%
               3-4                                     3.00%
               4-5                                     2.00%
               5-6                                     1.00%
               6 and thereafter                        0.00%

     To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12, and during such time, the investor has acquired 10 additional shares through dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to the charge because of dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).

     The Class B CDSC is waived on redemptions of shares made in connection with post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the Code) of a shareholder. The Class B CDSC also is waived on redemptions of shares in connection with certain group plans through the Merrill Lynch Blueprint (SM) Program. See "Redemption of Shares -- Deferred Sales Charge -- Class B and Class C Shares -- Merrill Lynch Blueprint SM Program." The contingent deferred sales charge is waived on redemption of shares by certain eligible 401(a) and eligible 401(k) plans. The CDSC is also waived for any Class B shares that are purchased by an eligible 401(k) or eligible 401(a) plans and are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption and for any Class B shares that were acquired and held at the time of the redemption in an Employee Access(SM)Account available through employers providing eligible 401(k) plans. The Class B CDSC also is waived for any Class B shares that are purchased within qualifying Employee Access(SM) Accounts. Additional information concerning the waiver of the Class B CDSC is set forth in the Statement of Additional Information. The terms of the CDSC may be modified for redemptions made in connection with certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."

     Contingent Deferred Sales Charge -- Class C Shares. Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends or capital gains distributions. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch systematic withdrawal plan. See "Shareholder Services -- Fee-Based Programs."

     In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. Therefore, it will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends or distributions and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

     Conversion of Class B Shares to Class D Shares. After approximately ten years (the "Conversion Period"), Class B shares will be converted automatically into Class D shares of the Fund. Class D shares are subject to an ongoing account maintenance fee of 0.25% of net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset values of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for federal income tax purposes.

Distribution Plans

     Reference is made to "Fees and Expenses" in the Prospectus.

     The Fund has adopted separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes. The Class B and Class C Distribution Plans provide for the payment of account maintenance fees and distribution fees, and the Class D Distribution Plan provides for the payment of account maintenance fees.

     The Distribution Plans for Class B, Class C and Class D shares each provide that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor and Merrill Lynch, a selected dealer or other financial intermediary (pursuant to a sub-agreement) in connection with account maintenance activities.

     The Distribution Plans for Class B and Class C shares each provide that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.65% for both Class B and Class C shares of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to financial advisors or other financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B and Class C shares through selected securities dealers and other financial intermediaries without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial advisor, a selected dealer or other financial intermediary in connection with the sale of the Class B and Class C shares. In this regard, the purpose and function of the ongoing distribution fees and the CDSC are the same as those of the initial sales charge with respect to the Class A and Class D shares of the Fund in that the deferred sales charges provide for the financing of the distribution of the Fund's Class B and Class C shares.

     The payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred, and accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans. This information is presented annually as of December 31 of each year on a "fully allocated accrual" basis and quarterly on a "direct expenses and revenue/cash" basis. On the fully allocated accrual basis, revenues consist of the account maintenance fees, distribution fees, the CDSC and certain other related revenues, and expenses consist of financial advisor compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, corporate overhead and interest expenses. On the direct expense and revenue/cash basis, revenues consist of the account maintenance fees, distribution fees and contingent deferred sales charges, and the expenses consist of financial advisor compensation.

     The Fund has no obligation with respect to distribution and/or account maintenance-related expenses incurred by the Distributor and Merrill Lynch in connection with Class B, Class C and Class D shares, and there is no assurance that the Directors of the Fund will approve the continuance of the Distribution Plans from year to year. However, the Distributor intends to seek annual continuation of the Distribution Plans. In their review of the Distribution Plans, the Directors will be asked to take into consideration expenses incurred in connection with the account maintenance and/or distribution of each class of shares separately. The initial sales charge, the account maintenance fee, the distribution fee and/or the CDSCs received with respect to one class will not be used to subsidize the sale of shares of another class. Payments of the distribution fee on Class B shares will terminate upon conversion of those Class B shares into Class D shares as set forth under "Deferred Sales Charge Alternatives -- Class B and Class C Shares -- Conversion of Class B Shares to Class D Shares."

     Payments of the account maintenance fees and/or distribution fees are subject to the provisions of Rule 12b-1 under the Investment Company Act. See "Additional Information -- Description of Shares." Among other things, each Distribution Plan provides that the Distributor will provide and the Directors will review quarterly reports of the disbursement of the account maintenance fees and/or distribution fees paid to the Distributor. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and to its related class of shareholders. Each Distribution Plan further provides that, so long as such Distribution Plan remains in effect, the selection and nomination of Directors who are not "interested persons" of the Fund, as defined in the Investment Company Act (the "Independent Directors"), will be committed to the discretion of the Independent Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the Independent Directors concluded that there is a reasonable likelihood that such Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the Independent Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund.

A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders, and all material amendments are required to be approved by the vote of Directors, including a majority of the Independent Directors who have no direct or indirect financial interest in such Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of such Distribution Plan and any reports made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such reports, the first two years in an easily accessible place.

     As of June 30, 2002, direct cash revenues for the period since the commencement of operations of Class B shares exceeded direct cash expenses by $88,047,868 (1.13% of Class B net assets at that date). As of June 30, 2002, direct cash revenues for the period since the commencement of operations of Class C shares exceeded direct cash expenses by $13,135 (.01% of Class C net assets at that date).

     For the fiscal year ended June 30, 2002, the Fund paid the Distributor $279,376 pursuant to the Class B Distribution Plan (based on the average net assets subject to such Class B Distribution Plan of approximately $31.1 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution related activities and services in connection with Class B shares. For the fiscal year ended June 30, 2002, the Fund paid the Distributor $444,318 pursuant to the Class C Distribution Plan (based on the average net assets subject to such Class C Distribution Plan of approximately $49.5 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution related activities and services in connection with Class C shares. For the fiscal year ended June 30, 2002, the Fund paid the Distributor $42,367 pursuant to the Class D Distribution Plan (based on the average net assets subject to such Class D Distribution Plan of approximately $17.0 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.

Limitations on the Payment of Deferred Sales Charges

     The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges, such as the distribution fee and the CDSC borne by the Class B and Class C shares, but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC).

     The following table sets forth comparative information as of June 30, 2002 with respect to the Class B and Class C shares indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule.



                                                        Data Calculated as of June 30, 2002
                           -----------------------------------------------------------------------------------------------------
                                                             (in thousands)
                                                                                                                Annual
                                                                                                              Distribution
                            Eligible      Allowable    Allowable                   Amounts                      Fee at
                             Gross        Aggregate   Interest on   Maximum      Previously     Aggregate      Current
                            Sales(1)       Sales       Unpaid        Amount       Paid to         Unpaid       Net Asset
                                         Charges(2)   Balance(3)    Payable     Distributor(4)   Balance        Level(5)
                           ---------     ----------   ------------  --------    --------------   ---------    ------------

Class B Shares for
    the year
    ended June 30, 2002

Under NASD Rule as Adopted   $6,489,487    $403,435     $505,499     $908,894      $121,045       $787,849     $378

Class C Shares for
    the year
    ended June 30, 2002

Under NASD Rule as Adopted   $   123,669   $  7,744     $   206      $  7,950      $    380       $  7,569     $760

(1) Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestment and the exchange privilege.

(2) Includes amounts attributable to exchanges from Summit Cash Reserves Fund ("Summit") which are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.

(3) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD rule.

                                            (footnotes continued on next page)

(footnotes continued from previous page)


(4) Consists of CDSC payments, distribution fee payments and accruals. This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class I shares in conjunction with the shareholder's participation in fee-based programs managed by Mercury or its affiliates. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in such programs.

(5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum (with respect to Class B shares) or the NASD maximum (with respect to Class B and Class C shares).

                             REDEMPTION OF SHARES

     Reference is made to "How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus. The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption for Class A and D shares, and is the net asset value per share next determined after the initial receipt of proper notice of redemption, less the applicable CDSC, if any, for Class B or Class C shares. Except for any CDSC which may be applicable to Class B or C shares, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends declared on the shares redeemed.

     The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or such Exchange is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

     The value of shares at the time of redemption may be more or less than the shareholder's cost, depending on the market value of the securities held by the Fund at such time.

Redemption

     A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Fund's Transfer Agent, Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. Redemption requests should not be sent to the Master Trust or the Fund. A redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the address of record on the Transfer Agent's register and (iii) the address must not have changed within 30 days. Certain rules may apply regarding certain account types such as, but not limited to, UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

     A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced, the address on the account has changed within the last 30 days or share certificates have been issued on the account.

     Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

     For shareholders redeeming directly with the Transfer Agent, payments will be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will usually not exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

     The Fund also will repurchase shares through a shareholder's listed securities dealer or other financial intermediary. The Fund normally will accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after receipt of the order by the dealer, provided that the request for repurchase is received by the dealer prior to the close of regular trading on the NYSE (generally 4:00 p.m., Eastern time) on the day received and that such request is received by the Fund from such dealer not later than 30 minutes after the close of regular trading on the NYSE, on the same day. Dealers have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of regular trading on the NYSE, in order to obtain that day's closing price.

     The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch, a selected securities dealer or other financial intermediary may charge its customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Repurchases made directly through the Fund's Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. A shareholder whose order for repurchase is rejected by the Fund, however, may redeem shares as set forth above.

     For shareholders submitting their shares for repurchase through listed securities dealers, payment for fractional shares will be made by the Transfer Agent directly to the shareholder and payment for full shares will be made by the securities dealer within seven days of the proper tender of the certificates, if any, and stock power or letter requesting redemption, in each instance with signature guaranteed as noted in the Prospectus.

Reinstatement Privilege -- Class A and Class D Shares

     Shareholders who have redeemed their Class A or Class D shares, including through repurchase, have a privilege to reinstate their accounts by purchasing Class A or Class D shares, as the case may be, of the Fund at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternately, the reinstatement privilege may be exercised through the investor's Merrill Lynch Financial Advisor within 30 days after the date the request for redemption was accepted by the Transfer Agent or Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

     The reinstatement privilege is a one-time privilege and may be exercised by the shareholder only the first time such shareholder makes a redemption resulting in a gain is a taxable event whether or not the reinstatement privilege is exercised. A redemption resulting in a loss will not be a taxable event to the extent the reinstatement privilege is exercised, and an adjustment will be made to the shareholder's tax basis in shares acquired pursuant to the reinstatement to reflect the disallowed loss.

     If a shareholder disposes of shares within 90 days of their acquisition and subsequently reacquires shares of the Fund pursuant to the reinstatement privilege, then the shareholder's tax basis in those shares disposed of will be reduced to the extent the load charge paid to the Fund upon the shareholder's initial purchase reduces any load charge such shareholder would have been required to pay on the subsequent acquisition in absence of the reinstatement privilege. Instead, such load charge will be treated as an amount paid for the subsequently acquired shares and will be included in the shareholder's tax basis for such shares.

Deferred Sales Charge -- Class B and Class C Shares

     As discussed under "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares," while Class B shares of the Fund redeemed within six years of purchase are subject to a contingent deferred sales charge under most circumstances, the charge is waived on redemptions of Class B shares in certain instances including in connection with certain post-retirement withdrawals from an IRA or other retirement plan or following the death or disability of a Class B shareholder. Redemptions for which the waiver applies in the case of such withdrawals are: (a) any partial or complete redemption in connection with a distribution following retirement under a tax-deferred retirement plan or attaining age 59 1/2 in the case of an IRA or other retirement plan, or part of a series of equal periodic payments (not less frequently than annually) made for the life (or life expectancy) or any redemption resulting from the tax-free return of an excess contribution to an IRA; or (b) any partial or complete redemption following the death or disability (as defined in the Code) of a Class B shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability.

     Merrill Lynch Blueprint(SM) Program. Class B shares of the Fund are offered to certain participants in the Merrill Lynch Blueprint(SM) Program ("Blueprint"). Blueprint is directed to small investors and participants in certain affinity groups such as trade associations and credit unions. Class B shares are offered through Blueprint only to members of certain affinity groups. The contingent deferred sales charge is waived for shareholders who are members of certain affinity groups at the time orders to purchase Class B shares are placed through Blueprint. However, services (including the exchange privilege) available to Class B shareholders through Blueprint may differ from those available to other Class B investors. Orders for purchases and redemptions of Class B shares may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100 with a $50 minimum for subsequent purchases through Blueprint. Minimum investment amounts are waived in connection with automatic investment plans for Blueprint participants. Additional information concerning these Blueprint programs, including any annual fees or transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint (SM) Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

     Conversion of Class B Shares to Class D Shares. After approximately ten years (the "Conversion Period"), Class B shares will be converted automatically into Class D shares of the Fund. Class D shares are subject to an ongoing account maintenance fee of 0.25% of average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

     In addition, shares purchased through reinvestment of dividends on Class B shares will also convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at a Conversion Date the conversion of Class B shares to Class D shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class D shares of the Fund.

     Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.

     In general, Class B shares of equity Merrill Lynch-advised mutual funds will convert approximately eight years after initial purchase, and Class B shares of taxable and tax-exempt fixed income Merrill Lynch-advised mutual funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.

     The Conversion Period is modified for shareholders who purchased Class B shares through certain retirement plans which qualified for a waiver of the CDSC normally imposed on purchases of Class B shares ("Class B Retirement Plans"). When the first share of any Merrill Lynch-advised mutual fund purchased by a Class B Retirement Plan has been held for ten years (i.e., ten years from the date the relationship between Merrill Lynch-advised mutual funds and the Plan was established), all Class B shares of all Merrill Lynch-advised mutual funds held in that Class B Retirement Plan will be converted into Class D shares of the appropriate funds. Subsequent to such conversion, that retirement plan will be sold Class D shares of the appropriate funds at net asset value per share.

     In the event that all Class B shares of the Fund held in a single account are converted to Class D shares on a Conversion Date, shares representing reinvestment of declared but unpaid dividends on those Class B shares also will be converted to Class D shares; otherwise, only Class B shares purchased through reinvestment of dividends paid will convert to Class D shares on the Conversion Date.

     The Conversion Period also is modified for retirement plan investors which participate in certain fee-based programs. See "Shareholder Services - Fee - Based Programs."

                            PORTFOLIO TRANSACTIONS

     Because the Fund will invest exclusively in shares of the Portfolio, it is expected that all transactions in portfolio securities will be entered into by the Master Trust. Subject to policies established by the Board of Trustees of the Master Trust, the Investment Adviser is responsible for the execution of the Fund's portfolio transactions. In executing such transactions, the Investment Adviser seeks to obtain the best net results for the Portfolio, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. While the Investment Adviser generally seeks reasonably competitive commission rates, the Portfolio will not necessarily be paying the lowest commission or spread available.

     Subject to obtaining the best price and execution, brokers who provide supplemental investment research to the Investment Adviser may receive orders for transactions by the Portfolio. Such supplemental research services ordinarily consist of assessments and analysis of the business or prospects of a company, industry, or economic sector. If, in the judgment of the Investment Adviser, the Fund will be benefited by such supplemental research services, the Investment Adviser is authorized to pay commissions to brokers furnishing such services that are in excess of commissions that another broker may charge for the same transaction. Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Adviser under its Investment Advisory Agreement. The expenses of the Investment Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. In some cases, the Investment Adviser may use such supplemental research in providing investment advice to its other investment advisory accounts. In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees of the Master Trust, the Investment Adviser may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Portfolio.

     The Fund has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to the policy established by the Board of Trustees, the Investment Adviser is primarily responsible for the portfolio decisions of the Portfolio and the placing of its portfolio transactions. In placing orders, it is the policy of the Portfolio to obtain the best price and execution for its transactions. Affiliated persons of the Fund, including Merrill Lynch, may serve as its broker in over-the-counter transactions conducted on an agency basis.

     During periods when interest rates fluctuate significantly, the portfolio turnover rate may be substantially higher than 100%. In any particular year, however, market conditions could result in portfolio activity at a greater or lesser rate than anticipated. High portfolio turnover involves correspondingly greater transaction costs in the form of commissions and dealer spreads, which are borne directly by the Portfolio.

     The securities in which the Portfolio invests are primarily traded in the over-the-counter market and, where possible, the Fund deals directly with the dealers who make a market in the securities involved except in those circumstances in which better prices and execution are available elsewhere. Such dealers usually act as principals for their own account. On occasion, securities may be purchased directly from the issuer. Bonds and money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. The cost of portfolio securities transactions of the Portfolio will consist primarily of dealer or underwriter spreads. Under the Investment Company Act, persons affiliated with the Portfolio and persons who are affiliated with such affiliated persons are prohibited from dealing with the Portfolio as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Fund, including Merrill Lynch and any of its affiliates, will not serve as the Portfolio's dealer in such transactions. However, affiliated persons of the Portfolio may serve as its broker in listed or over-the-counter transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions.

     The Portfolio may not purchase securities during the existence of any underwriting syndicate of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Board of Trustees of the Master Trust that either comply with rules adopted by the Commission or with interpretations of the Commission Staff. Rule 10f-3 under the Investment Company Act sets forth conditions under which the Fund may purchase corporate bonds from an underwriting syndicate of which Merrill Lynch is a member. The rule sets forth requirements relating to, among other things, the terms of an issue of corporate bonds purchased by the Portfolio, the amount of corporate bonds that may be purchased in any one issue and the assets of the Portfolio that may be invested in a particular issue.

     The Portfolio's ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Fund are redeemable on a daily basis in U.S. dollars, the Portfolio will be managed so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.

     The Portfolio paid $4,313 in brokerage commissions for the fiscal period from October 6, 2000 (commencement of operations) to June 30, 2001, none of which was paid to Merrill Lynch. The Portfolio paid $4,872 in brokerage commissions for the fiscal year ended June 30, 2002, none of which was paid to Merrill Lynch.

     The value of the Portfolio's aggregate holdings of the securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company
Act) as of June 30, 2002 was as follows:

               Regular                              Aggregate
            Broker-Dealer                           Holdings
          -----------------------------          -------------
          Lehman Brothers Holdings, Inc.          $5,244,750

     The Board of Trustees of the Master Trust has considered the possibility of seeking to recapture for the benefit of the Portfolio brokerage commissions and other expenses of portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Portfolio to the Investment Adviser. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

     The Fund intends to comply with the various requirements of the Code so as to qualify as a "regulated investment company" thereunder. See "Dividends and Taxes."

                       DETERMINATION OF NET ASSET VALUE

     The net asset value of the shares of the Fund is determined once daily by the Investment Adviser immediately after the declaration of dividends as of the close of regular trading (generally 4:00 p.m. Eastern time) on each day during which the NYSE is open for trading and on any other day on which there is sufficient trading in the Fund's portfolio securities that net asset value might be materially affected but only if on any such day the Fund is required to sell or redeem shares. The NYSE is not open on New Year's Day, Martin Luther King, Jr. Day, Presidents'Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. Net asset value is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the Administrator and the Distributor, are accrued daily.

     The principal asset of the Fund will normally be its interest in the underlying Portfolio. The value of that interest is based on the net assets of the Portfolio, which are comprised of the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Portfolio). Expenses of the Portfolio, including the investment advisory fees, are accrued daily. Net asset value is the Fund's proportionate interest of the net assets of the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) of the Fund divided by the total number of shares of the Fund outstanding at such time, rounded to the nearest cent. Expenses of the Fund, including the fees payable to the Distributor, are accrued daily.

     The per share net asset value of the Class B, Class C and Class D shares generally will be lower than the per share net asset value of the Class A shares reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares and the daily expense accruals of the account maintenance fees applicable with respect to Class D shares. Moreover, the per share net asset value of the Class B and Class C shares generally will be lower than the per share net asset value of its Class D shares, reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to the Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends or distributions, which will differ by approximately the amount of the expense accrual differential between the classes.

     Portfolio securities of the Portfolio that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Trustees as the primary market. Long positions in securities traded on the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Master Trust. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Portfolio writes an option, the amount of the premium received is recorded on the books of the Portfolio as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Portfolio are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest.

Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Master Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

     Generally, trading in non-U.S. securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by the Board of Trustees of the Master Trust.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor's (including the Fund's) interest in the Portfolio will be determined as of the close of regular trading on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate interests in the Portfolio. The close of regular trading on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio after the close of regular trading on the NYSE on the next determination of net asset value of the Portfolio.

                             SHAREHOLDER SERVICES

     The Fund offers a number of shareholder services described below which are designed to facilitate investment in its shares. Full details as to each of such services and copies of the various plans described below can be obtained from the Fund, the Distributor or Merrill Lynch. Certain of these services are available only to U.S. investors.

Investment Account

     Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements also will show any other activity in the account since the preceding statement. Shareholders also will receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time by mailing a check directly to the Transfer Agent. A shareholder may also maintain an account through Merrill Lynch, a selected securities dealer or other financial intermediary. Upon the transfer of shares out of a Merrill Lynch brokerage account or an account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder's name may be opened automatically at the Transfer Agent.

     Share certificates are issued only for full shares and only upon the specific request of a shareholder who has an Investment Account. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.

     Shareholders may transfer their Fund shares from Merrill Lynch, selected securities dealers or other financial intermediary or other financial intermediaries to another securities dealer that has entered into a selected dealer agreement with Merrill Lynch. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into a selected dealer agreement with the Distributor, the shareholder must either
(i) redeem his or her shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder also may request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer for the benefit of the shareholder whether the securities dealer has entered into a selected dealer agreement or not.

     Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

Automatic Investment Plans

     A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if an eligible Class A investor as described herein) or Class B, Class C or Class D shares at the applicable public offering price either through the shareholder's securities dealer or by mail directly to the Transfer Agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Automatic Investment Plan whereby the Fund is authorized through pre-authorized checks or automated clearing house debits of $50 or more to charge the regular bank account of the shareholder on a regular basis to provide systematic additions to the Investment Account of such shareholder. An investor whose shares of the Fund are held within a CMA (R) account may arrange to have periodic investments made in the Fund in amounts of $100 or more ($1 or more for retirement accounts) through the CMA (R) Automatic Investment Program.

Fee-Based Programs

     Certain Merrill Lynch fee-based programs, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class A shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares, which will be exchanged for Class A shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the conversion period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of such shares or the automatic exchange thereof to another class at net asset value, which may be shares of a Money Market Fund. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program's client agreement and from Merrill Lynch Investor Services at (800) MER-FUND (637-3863).

Automatic Dividend Reinvestment Plan

     Unless specific instructions to the contrary are given as to the method of payment of dividends and capital gains distributions, dividends and capital gains distributions will be reinvested automatically in additional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund, without sales charge, as of the close of business on the ex-dividend date of the dividend and capital gains distributions. Shareholders may elect in writing to receive their dividends and capital gains distributions, or both, in cash, in which event payment will be mailed or direct deposited on or about the payment date except that any dividend or capital gain distribution of less than $10 payable to an account maintained directly with the Fund's Transfer Agent will not be paid in cash, but will be reinvested in shares of the Fund.

     Shareholders may, at any time, notify Merrill Lynch in writing if the shareholder's account is maintained with Merrill Lynch or notify the Transfer Agent in writing or by telephone (1-800-MER-FUND) if their account is maintained with the Transfer Agent that they no longer wish to have their dividends reinvested in shares of the Fund or vice versa and, commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend or redemption checks. Cash payments can also be directly deposited to the shareholder's bank account. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.

Systematic Withdrawal Plans

     A shareholder may elect to receive systematic withdrawals from his or her Investment Account by check or through automatic payment by direct deposit to his or her bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders who have acquired shares of the Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.

     At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and class of shares to be redeemed. Redemptions will be made at net asset value as determined as of the close of regular trading on the NYSE (generally 4:00 p.m., Eastern time) on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed as of the close of regular trading on the NYSE on the following business day. The check for the withdrawal payment will be mailed, or the direct deposit will be made, on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends and distributions on all shares in the Investment Account are reinvested automatically in Fund shares. A shareholder's Systematic Withdrawal Plan may be terminated at any time, without a charge or penalty, by the shareholder, the Fund, the Transfer Agent or the Distributor.

     With respect to redemptions of Class B and Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, a shareholder must make a new election to join the systematic withdrawal program with respect to the Class D shares. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Conversion of Class B Shares to Class D Shares." If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan, the investor should contact his or her Merrill Lynch Financial Advisor.

     Withdrawal payments should not be considered dividends. Each withdrawal is a taxable event. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Fund will not knowingly accept purchase orders for shares of the Fund from investors who maintain a systematic withdrawal plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Periodic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

     Alternatively, a shareholder whose shares are held within a CMA(R) or Retirement Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA(R) Systematic Redemption Program. The minimum fixed dollar amount redeemable is $50. The proceeds of systematic redemptions will be posted to the shareholder's account three business days after the date the shares are redeemed. All redemptions are made at net asset value. A shareholder may elect to have his or her shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, the shareholder may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA (R) Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automated Investment Program. For more information on the CMA (R) Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Advisor.

Exchange Privilege

     U.S. shareholders of each class of shares of the Fund have an exchange privilege with certain other Merrill Lynch-advised mutual funds and Summit Cash Reserves Fund ("Summit"), a series of Financial Institutions Series Trust, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by holders of Class A, Class B, Class C and Class D shares of Merrill Lynch-advised mutual funds. Under the Merrill Lynch Select Pricing (SM) System, Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second Merrill Lynch-advised mutual fund if the shareholder holds any Class A shares of the second fund in his or her account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second Merrill Lynch-advised mutual fund, and the shareholder does not hold Class A shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second Merrill Lynch-advised mutual fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class B, Class C and Class D shares will be exchangeable with shares of the same class of other Merrill Lynch-advised mutual funds. For purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of the Fund is "tacked" to the holding period of the newly acquired shares of the other fund as more fully described below. Class A, Class B, Class C and Class D shares also will be exchangeable for shares of certain Merrill Lynch-advised mutual funds specifically designated below as available for exchange by holders of Class A, Class B, Class C or Class D shares. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege, and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

     Exchanges of Class A or Class D shares outstanding ("outstanding Class A or Class D shares") for Class A or Class D shares of other Merrill Lynch-advised mutual funds or for Class A shares of Summit ("new Class A or Class D shares") are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, Class A or Class D shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class D shares on which the dividend was paid. Based on this formula, Class A and Class D shares of the Fund generally may be exchanged into the Class A or Class D shares of the other Merrill Lynch-advised mutual funds or into shares of Summit with a reduced or without a sales charge.

     In addition, each Merrill Lynch-advised mutual fund with Class B or Class C shares outstanding ("outstanding Class B or Class C shares") offers to exchange its Class B or Class C shares for Class B or Class C shares, respectively, of another Merrill Lynch-advised mutual fund or for Class B shares of Summit ("new Class B or Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the contingent deferred sales charge schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange has been made. For purposes of computing the sales charge that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is "tacked" to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of Merrill Lynch Special Value Fund, Inc. after having held the Fund's Class B shares for two and a half years. The 2% sales charge that generally would apply to a redemption would not apply to the exchange. Two years later the investor may decide to redeem the Class B shares of Merrill Lynch Special Value Fund, Inc. and receive cash. There will be no contingent deferred sales charge due on this redemption, since by "tacking" on the two and a half year holding period of the Fund's Class B shares to the two year holding period for the Merrill Lynch Special Value Fund, Inc. Class B shares, the investor will be deemed to have held the new Class B shares for more than four years.

     Exchanges for Shares of a Money Market Fund. Class A and Class D shares are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class D shares of Merrill Lynch-advised mutual funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain Merrill Lynch fee-based programs, for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Advisor for further information.

     Exchanges by Participants in the MFA Program. The exchange privilege is modified with respect to certain retirement plans which participate in the MFA Program. Such retirement plans may exchange Class B, Class C or Class D shares that have been held for at least one year for Class A shares of the same fund on the basis of relative net asset values in connection with the commencement of participation in the MFA Program, i.e., no CDSC will apply. The one year holding period does not apply to shares acquired through reinvestment of dividends. Upon termination of participation in the MFA Program, Class A shares will be re-exchanged for the class of shares originally held. For purposes of computing any CDSC that may be payable upon redemption of Class B or Class C shares so reacquired, or the Conversion Period for Class B shares so reacquired, the holding period for the Class A shares will be "tacked" to the holding period for the Class B or Class C shares originally held. The Fund's exchange privilege is also modified with respect to purchases of Class A and Class D shares by non-retirement plan investors under the MFA Program. First, the initial allocation of assets is made under the MFA Program. Then, any subsequent exchange under the MFA Program of Class A or Class D shares of a Select Pricing Fund for Class A or Class D shares of the Fund will be made solely on the basis of the relative net asset values of the shares being exchanged. Therefore, there will not be a charge for any difference between the sales charge previously paid on the shares of the other Select Pricing Fund and the sales charge payable on the shares of the Fund being acquired in the exchange under the MFA Program.

     To exercise the exchange privilege, shareholders should contact their Merrill Lynch Financial Advisor or other financial intermediary, who will advise the Fund of the exchange. Before effecting an exchange, Shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Shareholders of the Fund, and shareholders of the other funds described above with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealers or other financial intermediaries. The Fund reserves the right to require a properly completed Exchange Application. This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made.

Retirement and Education Savings Plans

     Self-directed IRAs and other retirement and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. Merrill Lynch may charge an initial establishment fee and an annual custodial fee for each account. Information with respect to these plans is available upon request from Merrill Lynch.

     Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans. Different tax rules apply to Roth IRA plans and education savings plans. Investors considering participation in any retirement or education savings plan should review specific tax laws relating thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

     Any retirement plan which does not meet the qualifications to purchase Class A or Class D shares at net asset value may purchase Class B shares with a waiver of the CDSC upon redemption if the following qualifications are met. The CDSC is waived for any Eligible 401(k) Plan redeeming Class B shares. "Eligible 401(k) Plan" is defined as a retirement plan qualified under section 401(k) of the Code with a salary reduction feature offering a menu of investments to plan participants. CDSC is also waived for Class B redemptions from a 401(a) plan qualified under the Code, provided that each such plan has the same or an affiliated sponsoring employer as an Eligible 401(k) Plan purchasing Class B shares ("Eligible 401(a) Plan"). Other tax qualified retirement plans within the meaning of Section 401(a) and 403(b) of the Code which are provided specialized services (e.g., plans whose participants may direct on a daily basis their plan allocations among a menu of investments) by independent administration firms contracted through Merrill Lynch may also purchase Class B shares with a waiver of the CDSC. The CDSC is also waived for any Class B shares which are purchased by an Eligible 401(k) Plan or Eligible 401(a) Plan and are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC is also waived for shares purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by MLIM Private Investors and held in such account at the time of redemption. The minimum initial and subsequent purchase requirements are waived in connection with all the above-referenced retirement plans.

                             DIVIDENDS AND TAXES

     The Fund has qualified, and intends to continue to qualify as, and elect to be treated as, a regulated investment company under Subchapter M of the Code. Qualification as a regulated investment company exempts the Fund (but not its shareholders) from paying Federal income tax on income and capital gains which are distributed to shareholders, and permits net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) to be treated as long-term capital gains of the shareholders, regardless of how long the shareholders have held their shares in the Fund. Thus, failure by the Fund to qualify as a regulated investment company would result in all of its income being subject to Federal income tax at corporate rates.

     Qualification as a regulated investment company requires, among other things, that (1) at least 90% of the Fund's annual gross income, without offset for losses from the sale or other disposition of securities or foreign currencies, be derived from payments with respect to securities loans, interest, dividends and gains from the sale or other disposition of stock, securities, or foreign currencies or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (2) the Fund diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to an amount not greater than 5% of the Fund's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. government securities or the securities of other regulated investment companies). In addition, in order not to be subject to Federal taxation, the Fund must distribute to its shareholders at least 90% of its investment company taxable income earned in each year.

     It is the Fund's intention to distribute substantially all of its net investment income, if any, monthly. All net realized capital gains, if any, are distributed to the Fund's shareholders at least annually. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and Class D shares as a result of the account maintenance and distribution fees applicable to the Class B and Class C shares. Similarly, the per share dividends on Class D shares will be lower than the per share dividends on Class A shares as a result of the account maintenance fees applicable with respect to the Class D shares. See "Determination of Net Asset Value" on page 44. Shares are issued and outstanding as of the settlement date of a purchase order to the settlement date of a redemption order.

     The Fund is required to pay a non-deductible 4% excise tax to the extent it does not distribute to its shareholders during any calendar year at least 98% of its ordinary income for that calendar year, 98% of the excess of its capital gains over its capital losses for the one-year period ending October 31 in such calendar year, and all undistributed ordinary income and capital gains for the preceding respective one-year period. The Fund intends to meet these distribution requirements to avoid excise tax liability. The Fund also intends to continue distributing to shareholders all of the excess of net long-term capital gain over net short-term capital loss on sales of securities. If the net asset value of shares of the Fund should, by reason of a distribution of realized capital gains, be reduced below a shareholder's cost, such distribution would to that extent be a return of capital to that shareholder even though taxable to the shareholder, and a sale of shares by a shareholder at net asset value at that time would result in a capital loss for Federal income tax purposes.

     In determining the extent to which the Fund's dividends may be eligible for the 70% dividends-received deduction by corporate shareholders, interest income, capital gain net income, gain or loss from "Section 1256 contracts," dividend income from foreign corporations and income from certain other sources will not constitute qualified dividends. Corporate shareholders should consult their tax advisers regarding other requirements applicable to the dividends-received deduction. Individual shareholders are not eligible for the dividends-received deduction.

     Special rules apply to the treatment of certain futures contracts, forward foreign currency exchange contracts and certain listed options (Section 1256 contracts) held by the Fund. At the end of each year, such investments held by the Fund must be "marked to market" for Federal income tax purposes; that is, treated as having been sold at their fair market value on the last day of the Fund's taxable year. Except to the extent that any gains or losses recognized on such deemed sales and actual dispositions are treated as "Section 988" gains or losses, as described below, sixty percent of any such gains or losses will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss.

     Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities are treated as ordinary income or loss. Similarly, gains or losses on forward foreign currency exchange contracts or dispositions of debt securities denominated in a foreign currency attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition are also treated as ordinary gain or loss. These gains or losses, referred to in the Code as "Section 988" gains or losses, increase or decrease the amount of the Fund's investment company taxable income available to be distributed to its shareholders as ordinary income, rather than increasing or decreasing the Fund's net capital gain. If
Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary dividend distributions, and any ordinary dividend distributions made before the losses were realized would be recharacterized as a return of capital to shareholders, rather than as an ordinary dividend, thereby reducing each shareholder's basis in his or her Fund shares.

     Upon sale or exchange of shares of the Fund, a shareholder will realize short-term or long-term capital gain or loss, depending upon the shareholder's holding period in the Fund's shares. However, if a shareholder's holding period in his shares is six months or less, any capital loss realized from a sale or exchange of such shares must be treated as long-term capital loss to the extent of capital gains dividends received with respect to such shares.

     Any loss realized on a sale, redemption or exchange of shares of the Fund by a shareholder will be disallowed to the extent the shares are replaced within a 61-day period beginning 30 days before the disposition of shares. Shares received in connection with the reinvestment of a dividend paid by the Fund constitute a replacement of shares.

     The foregoing is a general and abbreviated summary of the Federal income tax consequences of an investment in the Fund and is based on the applicable provisions of the Code and Treasury Regulations presently in effect. For the complete provisions, reference should be made to the pertinent sections of the Code and the Treasury Regulations promulgated thereunder. The Code and Regulations are subject to change by legislative or administrative action, and any such change may be prospective or retroactive. Ordinary income and capital gains dividends may also be subject to state and local taxes. Investors are urged to consult their attorneys or tax advisers regarding specific questions as to Federal, foreign, state or local taxes.

     Because the Portfolio will be classified as a partnership for Federal income tax purposes, the Fund will be entitled to look to the underlying assets of the Portfolio in which it has invested for purposes of satisfying various requirements of the Code applicable to regulated investment companies. If any of the facts upon which this classification is premised change in any material respect then the Board of Directors will determine, in its discretion, the appropriate course of action for the Fund. One possible course of action would be to withdraw the Fund's investment from the Portfolio and to retain an investment adviser to manage the Fund's assets in accordance with the investment policies applicable to the Fund.

                               PERFORMANCE DATA

     From time to time the Fund may include its average annual total return and other total return data, as well as yield in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class D shares in accordance with a formula specified by the Commission and take into account the maximum applicable sales charge.

     Average annual total return quotations for the specified periods will be computed by finding the average annual compounded rates of return (based on net investment income and any realized or unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return will be computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including any CDSC that would be applicable to a complete redemption of the investment at the end of the specified period (in the case of Class B and Class C shares) and the maximum sales charge (in the case of Class A and Class D shares.)

     Dividends paid by the Fund with respect to all shares, to the extent any dividends are paid, will be calculated in the same manner at the same time on the same day and will be in the same amount, except that account maintenance and distribution fees and any incremental transfer agency costs relating to each class of shares will be borne exclusively by that class. The Fund will include performance data for all classes of shares of the Fund in any advertisement or information including performance data of the Fund.

     The Fund also may quote total return and aggregate total return performance data, both as a percentage and a dollar amount based on a hypothesized $1,000 investment, for various specified time periods other than those noted below. Such data will be calculated substantially as described above, except that (1) the rates of return calculated will not be average annual rates, but rather, actual annual, annualized or aggregate rates of return, and (2) the maximum applicable sales charges will not be included with respect to actual annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average annual rates of return reflect compounding; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over longer periods of time. In advertisements directed to investors whose purchases are subject to waiver of the CDSC in the case of Class B and Class C shares (such as investors in certain retirement plans) or reduced sales charges in the case of Class A and Class D shares, performance data may take into account the reduced, and not the maximum, sales charge or may not take into account the contingent deferred sales charge and therefore may reflect greater total return since, due to the reduced sales charges or waiver of the contingent deferred sales charge, a lower amount of expenses may be deducted.

     Yield quotations will be computed based on a 30-day period by dividing
(a) the net income based on the yield to maturity of each security held during the period by (b) the average daily number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

     The 30-day yields for the period ended June 30, 2002 were 3.87% (Class A shares), 3.09% (Class B shares), 3.09% (Class C shares) and 3.62% (Class D shares.) The tax equivalent yields for the same period (based on a tax rate of 28%) were 5.38% (Class A shares), 4.29% (Class B shares), 4.29% (Class C shares) and 5.03% (Class D shares).

     Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate, and an investor's shares, when redeemed, may be worth more or less than their original cost.

     Set forth below is total return (before and after taxes) for Class A, Class B, Class C and Class D shares of the Fund for the periods indicated, expressed as a percentage based on a hypothetical $1,000 investment.

                                         Class A       Class B       Class C       Class D
                                         Shares        Shares        Shares        Shares
                                      ------------- ------------- ------------- -------------
                                                    Average Annual Total Return
                                            (including maximum applicable sales charges)

One Year Ended June 30, 2002               1.54%        -0.23%         2.75%         1.39%
Life of Fund/Since Inception
    (October 6, 2000) to June 30, 2002     4.30%         3.48%         5.12%         4.00%


                                                    Average Annual Total Return
                                                      After Taxes on Dividends
                                            (including maximum applicable sales charges)

One Year Ended June 30, 2002              -0.40%        -1.87%         1.13%        -0.45%
Life of Fund/Since Inception
    (October 6, 2000) to June 30, 2002     2.29%         1.74%         3.41%         2.09%


                                                    Average Annual Total Return
                                              After Taxes on Dividends and Redemptions

                                            (including maximum applicable sales charges)

One Year Ended June 30, 2002               0.91%        -0.17%         1.67%         0.83%
Life of Fund/Since Inception
   (October 6, 2000) to June 30, 2002      2.45%         1.92%         3.26%         2.26%




     On occasion, the Fund may compare its performance to the Merrill Lynch 1-3 Year U.S. Treasury Note Index, The Value Line Composite Index, the Dow Jones Industrial Average, or performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc., Money Magazine, U.S. News & World Report, Business Week, CDA Investment Technology, Inc., Forbes Magazine, Fortune Magazine or other industry publications. In addition, from time to time the Fund may include the Fund's risk-adjusted performance ratings assigned by Morningstar Publications, Inc. in advertising or supplemental sales literature. The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period.

     In order to reflect the reduced sales charges, in the case of Class A or Class D shares, or the waiver of the contingent deferred sales charge, in the case of Class B or Class C shares, applicable to certain investors, as described under "Purchase of Shares" and "Redemption of Shares," respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the contingent deferred sales charge and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses may be deducted.

                            ADDITIONAL INFORMATION

Organization of the Fund

     The Company was organized as a Maryland corporation on July 6, 2000.

Description of Shares

     The authorized capital stock of the Fund consists of five hundred million shares of Common Stock, having a par value of $0.01 per share, divided into four classes, each consisting of one hundred million (100,000,000) shares, except that Class B Common Stock consists of two hundred million (200,000,000) authorized shares. Each of the Fund's shares has equal dividend, distribution, liquidation and voting rights, except that Class B, Class C and Class D Shares bear certain account maintenance expenses and/or expenses related to the distribution of such shares and have exclusive voting rights with respect to matters relating to such expenditures (except that Class B Shares have certain voting rights with respect to the Class D Distribution Plan). Each issued and outstanding share is entitled to one vote and to participate equally in dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution remaining after satisfaction of outstanding liabilities. The shares of the Fund, when issued pursuant to the Prospectus, will be fully paid and nonassessable, have no preference, preemptive or similar rights, and will be freely transferable. Exchange and conversion rights are discussed elsewhere herein and in the Prospectus. Stock certificates will be issued by the Transfer Agent only on specific request. Certificates for fractional shares are not issued in any case. Holders of shares of the Fund are entitled to redeem their shares as set forth under "Redemption of Shares." The Board of Directors of the Company may classify and reclassify the unissued shares of the Fund into additional classes of Common Stock at a future date.

     Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Directors and any other matter submitted to a shareholder vote. The Fund does not intend to hold meetings of shareholders unless under the Investment Company Act shareholders are required to act on any of the following matters: (i) election of Directors; (ii) approval of an investment advisory agreement; (iii) approval of a distribution agreement; and (iv) ratification of selection of independent accountants. Voting rights for Directors are not cumulative. Shares issued are fully paid and nonassessable and have no preemptive rights. Each share is entitled to participate equally in dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities except that, as noted above, Class B, Class C and Class D shares bear certain additional expenses.

     Whenever the Master Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Portfolio. The Fund may withdraw from the Portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

     The Master Trust is organized as a Delaware business trust. Whenever the Fund is requested to vote on any matter relating to the Master Trust, the Fund will hold a meeting of the Fund's shareholders and will cast its vote as instructed by the Fund's shareholders.

     Under a separate agreement Merrill Lynch has granted the Fund the right to use the "Merrill Lynch" name and has reserved the right to withdraw its consent to the use of such name by the Fund at any time, or to grant the use of such name to any other company, and the Fund has granted Merrill Lynch, under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by Merrill Lynch.

Computation of Offering Price Per Share

     An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of the Fund, based on the value of the Fund's net assets and number of shares outstanding on June 30, 2002 is calculated as set forth below:

                                       Class A        Class B        Class C         Class D
                                    -------------- --------------  -------------- --------------
Net Assets                             $23,324,840    $64,456,964    $126,379,958   $110,013,746
                                    -------------- --------------  -------------- --------------
Number of Shares Outstanding             2,293,850      6,356,410      12,465,425     10,829,390
                                    -------------- --------------  -------------- --------------
Net Asset Value Per Share (net
assets divided
  by number of shares outstanding)          $10.17         $10.14          $10.14         $10.16
Sales Charge (for Class A and Class D shares:
  3.00% of offering price (3.09% of
  net asset value
  per share))*                                 .31             **              **            .31
                                    -------------- --------------  -------------- --------------

Offering Price                        $      10.48   $      10.14   $       10.14   $      10.47
                                    -------------- --------------  -------------- --------------

 * Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption. See "Purchase of Shares -- Deferred Sales Charges Alternatives -- Class B and Class C Shares" herein.

Independent Auditors

     Ernst & Young LLP, 99 Wood Avenue South, Iselin, New Jersey 08540, has been selected as the independent auditors of the Fund. The independent auditors are responsible for auditing the annual financial statements of the Fund.

Accounting Services Provider

     State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540, provides certain accounting services for the Fund.

Custodian

     Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts, acts as the Custodian of the Portfolio's assets. Under its contract with the Master Trust, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Portfolio to be held in its offices outside the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Portfolio's investments.

Transfer Agent

     Financial Data Services, Inc. 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, acts as the Fund's Transfer Agent. The Transfer Agent is a wholly-owned subsidiary of ML & Co. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. See "How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

Distributor

     FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536, acts as the Fund's Distributor. The Distributor is responsible for soliciting subscriptions and purchases of shares of the Fund.

Legal Counsel

     Clifford Chance US LLP, 200 Park Avenue, New York, New York, 10166, is counsel for the Company and the Master Trust.

Reports to Shareholders

     The fiscal year of the Fund ends on June 30 of each year. The Fund sends to its shareholders semi-annual reports showing the investments of the Fund and other information. An annual report, containing financial statements audited by independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends and capital gains distributions.

Shareholder Inquiries

     Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.

Additional Information

     The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

Principal Holders

     As of September 27, 2002, the following shareholders owned of record or beneficially more than 5% of the outstanding shares of the Fund:

Name                                            Address                Percentage and Class
----                                     ----------------------        ---------------------
Young Presidents Organization, Inc.      800 Scudders Mill Road        13.39 of Class D
FC 9594                                  Plainsboro, NJ 08536

Enterprise Foundation                    800 Scudders Mill Road        12.47% of Class D
Restricted Account                       Plainsboro, NJ 08536
FC 1065

Global Financial Markets, Inc.           800 Scudders Mill Road         5.78% of Class D
                                         Plainsboro, NJ 08536


                             FINANCIAL STATEMENTS



     The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report to shareholders. You may request a copy of the Annual Report at no charge by calling (800) 637-3863 between 8 a.m. and 8 p.m. on any business day.

                      APPENDIX -- DESCRIPTION OF RATINGS


Moody's Investors Service


BOND RATINGS:


"Aaa" Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa" Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A" Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

"Baa" Bonds which are rated Baa are considered as medium-grade obligations (that is, they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

"Ba" Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

"B" Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

   Moody's applies numerical modifiers "1," "2" and "3" in each generic rating classification from Aa through B. The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the company ranks in the lower end of that generic rating category.


SHORT-TERM DEBT RATINGS:


   Moody's short-term debt ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted.

   "Prime-1" -- Issuers rated "Prime-1" (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of these characteristics:

  o  Leading market positions in well-established industries.

  o  High rates of return on funds employed.

  o Conservative capitalization structure with moderate reliance on debt and ample asset protection.

  o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

  o Well-established access to a range of financial markets and assured sources of alternate liquidity.



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   "Prime-2" -- Issuers rated "Prime-2" (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.


MUNICIPAL BOND RATINGS:


   Moody's ratings for state and municipal short-term obligations are designated Moody's Investment Grade or "MIG" with variable rate demand obligations being designated as "VMIG." A VMIG rating may also be assigned to commercial paper programs which are characterized as having variable short-term maturities, but having neither a variable rate nor demand feature. Factors used in determining ratings include liquidity of the borrower and short-term cyclical elements.


Standard & Poor's Ratings Group


BOND RATINGS:


"AAA" An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

"AA" An obligation rated AA differs from the highest-rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

"A" An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

"BBB" An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its commitment on the obligation.

   Obligations rated BB and B are regarded as having significant speculative characteristics. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.


COMMERCIAL PAPER RATINGS:


"A-1" This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

"A-2" Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.


MUNICIPAL BOND RATINGS:


   S&P uses SP-1, SP-2 and SP-3 to rate short-term municipal obligations. A rating of SP-1 denotes a strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a (+) designation.


Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co.


BOND RATINGS:


"AAA" Highest credit quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

"AA" Very high credit quality. "AA" ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.



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

"A" High credit quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

"BBB" Good credit quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

"BB" Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

"B" Highly speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.


   Plus (+) Minus (-): Plus and minus signs may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" long-term rating category or to short-term ratings other than "F1."


SHORT-TERM DEBT RATINGS:


"F1" Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

"F2" Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

"F3" Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

"B" Speculative. Minimal capacity for timely payment of financial commitments plus vulnerability to near-term adverse changes in financial and economic conditions.



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